 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-217642
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 21, 2018
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 4, 2017)
The Chemours Company
€               % Senior Notes due 2026

The Chemours Company (“Chemours,” “we” or “us”) is offering €          in aggregate principal amount of its   % senior notes due 2026 (the “notes”). We will pay interest on the notes, semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2018. The notes will mature on May 15, 2026.
We may redeem the notes, in whole or in part, from time to time at our option, prior to May 15, 2021, at prices equal to 100% of the aggregate principal amount of the notes to be redeemed, plus the “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to May 15, 2021, we may redeem up to 35% of the notes using the net proceeds from certain equity offerings. See “Description of the Notes — Optional Redemption.” In addition, we may redeem the notes, at our option, in whole but not in part, in the event of certain developments affecting United States taxation as described under “Description of the Notes — Redemption of the Notes for Tax Reasons.” If a Change of Control Repurchase Event (as defined herein) occurs, unless we have exercised our option to redeem the notes, we will be required to offer to purchase the notes on the terms described under “Description of the Notes — Offer to Purchase Upon Change of Control Repurchase Event.” We may from time to time purchase the notes in the open market or otherwise.
The notes will be our senior unsecured obligations, rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and rank senior in right of payment to all of our future subordinated indebtedness. The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing and future direct and indirect domestic restricted subsidiaries that incurs or guarantees indebtedness under our New Senior Secured Facilities (as defined herein) or guarantees certain other indebtedness of Chemours or any guarantor in an aggregate principal amount in excess of  $100 million (collectively, the “guarantors”). Any such subsidiary guarantee of the notes may be released under certain circumstances, including upon the release or discharge of such subsidiary from all of its credit facility indebtedness and certain other indebtedness, as described under “Description of the Notes — Subsidiary Guarantees.” The notes will be effectively subordinated to our existing and future secured indebtedness, including borrowings under our New Senior Secured Facilities, to the extent of the value of the collateral securing such secured indebtedness, and will be structurally subordinated to the liabilities of any non-guarantor subsidiaries.
We will issue the notes in minimum denominations of  €100,000 and integral multiples of  €1,000 in excess thereof. There will be no sinking fund for the notes. We intend to apply to the Irish Stock Exchange for the notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price(1)	%	€
Underwriting Discount	%	€
Proceeds to Chemours (before expenses)	%	€

(1)
Plus accrued interest, if any, from                      , 2018 if settlement occurs after that date.

Delivery of the notes in book-entry form will be made on or about             , 2018 only through Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”).
Joint Book-Running Managers
Citigroup	J.P. Morgan	Barclays
Credit Suisse	HSBC	RBC Capital Markets
BofA Merrill Lynch	Deutsche Bank Securities

Senior Co-Managers
Mizuho Securities	TD Securities

Co-Managers
                  SunTrust Robinson Humphrey
BNP PARIBAS
Citizens Capital Markets

Prospectus Supplement dated             , 2018

Prospectus Supplement
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that we authorize to be delivered to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is
i

accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
ii

Notice to Prospective Investors in the European Economic Area
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended, including by Directive 2010/73/EU, the “Prospective Directive”), as implemented in the Member States of the European Economic Area (the “EEA”).
PRIIPs Regulation / Prohibition of sales to EEA retail investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”) or (ii) a customer within the meaning of Directive 2002/92/EC, as amended (the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and the contents of such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to or otherwise communicated with, and must not be passed on to, any person in the United Kingdom except in circumstances in which section 21(1) of FSMA will not apply. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.
Extended Settlement Notice
We expect that delivery of the notes will be made to investors on or about            , 2018, which will be the business day following the date of this prospectus supplement (such settlement being referred to as “T+      ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+      , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of issuance hereunder should consult their advisors.
iii

About this prospectus supplement
We provide information to you about the notes in two separate documents: (1) this prospectus supplement, which describes the specific terms of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus, and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the notes that are being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-62 of this prospectus supplement and page 68 of the accompanying prospectus, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.
We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “The Chemours Company,” “Chemours,” “we,” “us,” “our” and “our company” refer to The Chemours Company and its consolidated subsidiaries.

Forward-looking statements
Information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus contains or may contain forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, the risks, uncertainties and other factors discussed below and in the section titled “Risk Factors” in this prospectus supplement and the forward-looking statements and risk factor sections in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.
Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. These statements, as well as our historical performance, are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties, many of which are beyond our control. Important factors that may materially affect such forward-looking statements and projections include:
•
fluctuations in energy and raw materials pricing;

•
failure to develop and market new products and applications, and optimally manage product life cycles;

•
significant litigation and environmental matters, including indemnifications we were required to assume;

•
significant or unanticipated expenses, including, but not limited to, litigation or legal settlement expenses;

•
increased competition and increasing consolidation of our core customers;

•
changes in relationships with our significant customers and suppliers;

•
failure to manage process safety and product stewardship issues appropriately;

•
global economic and capital markets conditions, such as inflation, interest and currency exchange rates, and commodity prices, as well as regulatory requirements;

•
currency-related risks;

•
our current indebtedness and availability of borrowing facilities, including access to our revolving credit facilities;

•
business or supply disruptions and security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters;

•
uncertainty regarding the availability of additional financing in the future, and the terms of such financing;

•
negative rating agency actions;

•
changes in laws and regulations or political conditions;

•
ability to protect, defend and enforce our intellectual property rights;

•
our ability to predict, identify and address changes in consumer preference and demand;

•
our ability to complete potential divestitures or acquisitions and our ability to realize the expected benefits of divestitures or acquisitions if they are completed;

•
our ability to deliver cost savings as anticipated, whether or not on the timelines proposed;

•
our ability to meet our growth expectations through 2020;

•
our ability to pay a dividend and the amount of any such dividend declared; and

•
disruptions in our information technology networks and systems.

Additionally, there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on our business. We assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Summary
The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus, including the documents that we refer to and incorporate by reference herein. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering the notes. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein, carefully to understand fully the terms of the notes as well as the other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page S-11 of this prospectus supplement and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 to determine whether an investment in the notes is appropriate for you.
The Chemours Company
The Chemours Company, a Delaware corporation, is a leading, global provider of performance chemicals that are key inputs in end-products and processes in a variety of industries. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including plastics and coatings, refrigeration and air conditioning, general industrial, electronics, mining, and oil refining. Our principal products include refrigerants, industrial fluoropolymer resins, sodium cyanide, performance chemicals and intermediates and titanium dioxide (“TiO2”) pigment. We manage and report our operating results through three reportable segments: Fluoroproducts, Chemical Solutions and Titanium Technologies. Our Fluoroproducts segment is a leading, global provider of fluoroproducts, including refrigerants and industrial fluoropolymer resins. Our Chemical Solutions segment is a leading, North American provider of industrial chemicals used in gold production, industrials, and consumer applications. Our Titanium Technologies segment is a leading, global producer of TiO2 pigment, a premium white pigment used to deliver whiteness, brightness, opacity, and protection in a variety of applications.
We operate 26 production facilities located in 10 countries and serve approximately 4,000 customers across a wide range of end markets in nearly 130 countries.
The following chart sets forth the global sales of our businesses for the years ended December 31, 2017, 2016, and 2015:

(1)
Europe, the Middle East, and Africa (EMEA).

(2)
Latin America includes Mexico.

We are committed to creating value for our customers through the reliable delivery of high quality products and services around the globe. We create value for our customers and stockholders through: (i) operational excellence and asset efficiency, which includes our commitment to safety and environmental stewardship; (ii) strong customer focus to produce innovative, high performance products; (iii) focus on cash flows generation through optimization of our cost structure, and improvement in working capital and supply chain efficiencies through our transformation plan (described below); (iv) organic growth and inorganic expansions to current business; and, (v) creation of an organization that is committed to our corporate values of safety, customer appreciation, simplicity, collective entrepreneurship, and integrity.
Many of our commercial and industrial relationships span decades. Our customer base includes a diverse set of companies, many of which are leaders in their respective industries. Our sales are not materially dependent on any single customer. As of December 31, 2017, no one individual customer balance represented more than 5% of our total outstanding receivables balance and no one individual customer represented more than 10% of our net sales.
Segments
In our Titanium Technologies segment, we have a long-standing history of delivering high quality TiO2 pigment using our proprietary chloride technology. We are one of the largest global producers of TiO2, and our low cost network of manufacturing facilities allows us to efficiently and cost-effectively serve our global customer base. During 2016, we further enhanced our operating cost advantage with the startup of a second production line at our Altamira, Mexico facility. We believe we are well-positioned to remain one of the lowest cost TiO2 producers and continue to meet our customers’ growing needs around the world.
In our Fluoroproducts segment, we are one of two globally-integrated producers making both fluorochemicals and fluoropolymers. In our fluorochemicals business, we expect to see increased adoption of Opteon™, one of the world’s lowest global warming potential (“GWP”) refrigerants, as governments around the world pass legislation that makes the use of low GWP refrigerants a requirement. Our fluoropolymers offerings provide customers with tailored products that have unique properties, including very high temperature resistance and high chemical resistance. We will continue to invest in research and development (“R&D”) to remain a leader in these areas and ensure that we are able to meet our customers’ needs as regulations change.
In our Chemical Solutions segment, we completed a strategic review of our portfolio in 2016, which included the announced sales of our aniline facility in Beaumont, Texas, our Clean & Disinfect (“C&D”) business, and our Sulfur products business, as well as ceasing production at our Reactive Metals Solutions (“RMS”) facility in Niagara Falls, New York. We remain committed to retaining and improving our Mining Solutions business (previously known as our Cyanides business) and the product lines at our Belle, West Virginia site. As the largest global producer of solid sodium cyanide, our Mining Solutions business is recognized for our quality product offering, reliability of supply, and commitment to the safe production, storage, and use of our products.
Company Information
Our headquarters are located at 1007 Market Street, Wilmington, Delaware 19899, and our telephone number is (302) 773-1000. Our website is www.chemours.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
Recent Developments
New Senior Secured Credit Facilities
On April 3, 2018, we entered into an amended and restated credit agreement among us, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “New Credit Agreement”), which amended and restated, in its entirety, the Prior Credit Agreement (as defined below) and provides for a seven-year, senior secured term loan facility (“New Senior Secured Term Loan Facility”), and a five-year, $800 million senior secured revolving credit facility (“New Senior Secured Revolving Credit Facility”). The New Senior Secured Term Loan Facility and the New Senior Secured Revolving Credit Facility are referred to collectively as the “New Senior Secured Facilities.”
The New Senior Secured Term Loan Facility provides for a class of term loans denominated in U.S. dollars, in an aggregate principal amount of  $900 million (“New Dollar Term Loan”) and a class of term loans denominated in euros, in an aggregate principal amount of  €350 million (“New Euro Term Loan”).

The New Dollar Term Loan and the New Euro Term Loan are referred to collectively as the “New Senior Secured Term Loans.” The New Dollar Term Loan bears a variable interest rate equal to, at our election, adjusted LIBOR plus 1.75%, subject to a LIBOR floor of 0.00% or adjusted base rate plus 0.75%, subject to a base rate floor of 1.00%. The New Euro Term Loan bears a variable interest rate equal to adjusted EURIBOR plus 2.00%, subject to a EURIBOR floor of 0.50%. The New Senior Secured Term Loans will mature on April 3, 2025 and the loans under the New Senior Secured Revolving Credit Facility will mature on April 3, 2023, in each case, subject to acceleration in certain circumstances.
The New Credit Agreement also modified certain provisions of the Prior Credit Agreement, including certain negative covenants to allow further flexibility for us. The New Senior Secured Facilities contain affirmative and negative covenants, representations and warranties and other terms customary for financings of this type.
Our obligations under the New Senior Secured Facilities are guaranteed on a senior secured basis by all of our material, wholly-owned domestic subsidiaries, which are also the guarantors of the notes, subject to certain agreed upon exceptions. The obligations under the New Senior Secured Facilities are also, subject to certain agreed upon exceptions, secured by a first priority lien on substantially all of our assets and substantially all of the assets of our material, wholly-owned domestic subsidiaries (including the guarantors of the notes), including 100% of the stock of certain of our domestic subsidiaries and 65% of the stock of certain of our foreign subsidiaries.
The proceeds of New Senior Secured Term Loans, together with cash on hand, were used to prepay in full all outstanding amounts (as of April 3, 2018, approximately $921 million under the dollar term loan and approximately €393 million under the euro term loan) under our prior Credit Agreement, dated as of May 12, 2015, among us, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Prior Credit Agreement”). The proceeds of the New Senior Secured Term Loans were also used to pay fees and expenses in connection with the foregoing and with the other transactions contemplated under the New Credit Agreement and the remaining proceeds will be used for working capital and other general corporate purposes. The proceeds of the New Senior Secured Revolving Credit Facility may be used for working capital and other general corporate purposes and other transactions not prohibited by the New Credit Agreement. The entry into the New Credit Agreement and the prepayment of all outstanding amounts and termination of all commitments under our Prior Credit Agreement are referred to collectively as the “Refinancing Transaction.” As a result of the Refinancing Transaction, we reduced our outstanding term loan principal amount by approximately $75 million, based on the exchange rate at the time the Refinancing Transaction was completed.
Concurrent Tender Offers and Redemption
Concurrently with the launch of this offering, we commenced cash tender offers for up to $250 million of our outstanding 6.625% senior notes due 2023 (the “existing 2023 dollar notes”) and any and all of our outstanding 6.125% senior notes due 2023 (the “existing 2023 euro notes” and, together with the existing 2023 dollar notes, the “existing 2023 notes”), and solicitations of consents to amend certain provisions of the indenture governing the existing 2023 notes, in each case, subject to certain conditions, including the successful completion of this offering (each a “Tender Offer” and collectively, the “Tender Offers”). The Tender Offers are expected to expire at Midnight, New York City time, on June 18, 2018, subject to extension by us. Holders of the existing 2023 notes may not tender notes in the Tender Offer without delivering consents to the proposed amendments and may not deliver such consents without tendering the related existing 2023 notes. As of March 31, 2018, we had approximately $1,158 million in aggregate principal amount of our existing 2023 dollar notes outstanding and approximately €295 million in aggregate principal amount of our existing 2023 euro notes outstanding.
Holders of the existing 2023 notes that are validly tendered (and not validly withdrawn) prior to the early tender deadline of 5:00 p.m., New York City time, on June 4, 2018, as may be extended (the “early tender expiration”), and accepted by us will receive the total consideration of  $1,052.50 per $1,000 principal amount of the existing 2023 dollar notes and €1,048.75 per €1,000 principal amount of the existing 2023 euro notes, in each case plus any accrued and unpaid interest up to, but not including, the early settlement date. Holders of the existing 2023 notes that are validly tendered (and not validly withdrawn) after the early tender deadline, but on or prior to the expiration of the Tender Offers, and accepted by us will receive the tender offer consideration of  $1,022.50 per $1,000 principal amount of the existing 2023 dollar notes and €1,018.75 per €1,000 principal amount of the existing 2023 euro notes, in each case plus any accrued and unpaid interest up to, but not including, the final settlement date. Assuming $250,000,000 of the existing 2023 dollar notes and all of the existing 2023 euro notes are validly tendered (and not validly withdrawn) prior to the early tender expiration, we would expect to complete the Tender Offers for an aggregate purchase price of  $263,125,000, with respect to the existing 2023 dollar notes, including an early participation premium of  $7,500,000, and €309,044,601, with respect to the existing 2023 euro notes, including an early participation premium of  €8,840,370, in each case, plus accrued and unpaid interest to, but not including the early settlement date.
We may amend, extend or terminate the Tender Offers in accordance with their terms. The completion of this offering is an express condition to our obligation to purchase any existing 2023 notes tendered in the Tender Offers. However, the consummation of this offering is not conditioned on the consummation of, or reaching any minimum threshold with respect to, the Tender Offers.
In addition, concurrently with the launch of the Tender Offers and conditioned upon the consummation of this offering and the failure to receive the requisite consents to amend the indenture governing the existing 2023 euro notes pursuant to the applicable Tender Offer, we issued a notice of redemption for any existing 2023 euro notes that remain outstanding following the consummation or termination of the applicable Tender Offer (the “2023 Euro Notes Redemption”). Any such 2023 Euro Notes Redemption will be made in accordance with the terms of the indenture governing the existing 2023 euro notes, as may be amended by the solicitation of consents pursuant to the applicable Tender Offer, which provides for a redemption price on or after May 15, 2018 and prior to May 15, 2019 equal to 104.594%, plus accrued and unpaid interest thereon to the redemption date.
We intend to use a portion of the net proceeds from this offering to fund the purchase price and accrued and unpaid interest payable with respect to all of the existing 2023 euro notes and a portion of the existing 2023 dollar notes validly tendered and accepted for purchase pursuant to the Tender Offers and, if applicable, the 2023 Euro Notes Redemption. We intend to cancel all of the existing 2023 euro notes that are purchased in the Tender Offers or redeemed in the 2023 Euro Notes Redemption and, upon such cancellation, such existing 2023 notes will no longer remain outstanding obligations of Chemours. We also intend to cancel a portion of the existing 2023 dollar notes that are purchased in the Tender Offers, and upon such cancellation for such existing 2023 dollar notes will no longer remain outstanding obligations of Chemours.
The foregoing description of the Tender Offers and the 2023 Euro Notes Redemption is provided for informational purposes only, and this prospectus supplement does not constitute an offer to buy or the solicitation of an offer to sell, or a notice of redemption of, any of the existing 2023 notes. The Tender Offers are being made only by and pursuant to the terms of the applicable Offer to Purchase and Consent Solicitation Statement and, with respect to the existing 2023 dollar notes, a related letter of transmittal and consent. Any 2023 Euro Notes Redemption will only be made in accordance with the provisions of the indenture governing the existing 2023 euro notes, as may be amended from time to time.
Citigroup Global Markets Inc. is acting as dealer manager for the Tender Offers, for which it will receive indemnification against certain liabilities and reimbursement of expenses. Additionally, certain of the underwriters or their affiliates are holders of our existing 2023 notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the Tender Offers and/or the 2023 Euro Notes Redemption, as applicable.

The offering
The following is a brief summary of some of the terms of the offering. For a more complete description of the terms of the notes, please refer to “Description of the Notes” in this prospectus supplement and “Description of debt securities” in the accompanying prospectus. You should read carefully this entire prospectus supplement and the accompanying prospectus for a more complete understanding of us and the offering.
Issuer
The Chemours Company, a Delaware corporation.
Securities Offered
€          aggregate principal amount of           % senior notes due 2026.
Maturity Date
The notes will mature on May 15, 2026.
Interest Rate
The notes will bear interest at the rate of           % per year from the original issuance date.
Interest Payment Date
We will pay interest on the notes, semi-annually in arrears on May 15 and November 15 of each year. We will make the first interest payment on the notes on November 15, 2018.
Guarantees
The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing and future direct and indirect domestic Restricted Subsidiaries (as defined in “Description of the Notes”) that (a) incurs or guarantees indebtedness under the New Senior Secured Facilities or (b) guarantees other indebtedness of Chemours or any guarantor in an aggregate principal amount in excess of $100 million. The guarantees of the notes will rank equally with all other senior indebtedness of the guarantors. None of our foreign subsidiaries or holding companies thereof will guarantee the notes and no foreign subsidiaries or such holding companies are expected to guarantee the notes in the future. The guarantees are subject to release under certain circumstances, including upon the release or discharge of such subsidiary from all of its credit facility indebtedness and certain other indebtedness, as described in this prospectus supplement. See “Description of the Notes — Subsidiary Guarantees.”
Ranking
The notes and the guarantees thereof will be our and the guarantors’ senior unsecured obligations and will be:
•
effectively subordinated to any of our and the guarantors’ existing or future secured indebtedness (including existing and future obligations under the New Senior Secured Facilities) to the extent of the value of the collateral securing such secured indebtedness;

•
structurally subordinated to all existing and future liabilities, including trade payables, of each of our and the guarantors’ non-guarantor subsidiaries;

•
pari passu in right of payment with all of our and the guarantors’ existing and future senior unsecured indebtedness; and

•
senior in right of payment to all of our and the guarantors’ future subordinated indebtedness.

As of March 31, 2018, on an adjusted basis, after giving effect to the Refinancing Transaction, this offering of the notes and the

application of the net proceeds from this offering, as set forth under “Capitalization,” we would have had approximately $       million of indebtedness outstanding, including $1,334 million outstanding under our New Senior Secured Term Loan Facility, $       million of outstanding senior notes (including the notes offered hereby) and full borrowing capacity of  $800 million under our New Senior Secured Revolving Credit Facility. Euro amounts included in U.S. dollars in the previous sentence were converted based on a euro/U.S. dollar exchange rate of €1.00 = U.S.$1.2389 as of March 31, 2018.
Optional Redemption
At any time prior to May 15, 2021, we may redeem all or a part of the notes, at redemption prices equal to 100% of the aggregate principal amount of the notes to be redeemed plus the “make-whole” premium, and accrued and unpaid interest, if any, to, but excluding, the redemption date.
At any time prior to May 15, 2021, we may redeem up to 35% of the aggregate principal amount of the notes, with the net cash proceeds of one or more Equity Offerings (as defined in “Description of the Notes”) at a price equal to          % of the principal amount of such notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
On or after May 15, 2021, we may redeem the notes, in whole or in part, at the redemption prices set forth under “Description of the Notes — Optional Redemption” plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Offer to Purchase Upon Change of Control Repurchase Event
If we experience a “Change of Control Repurchase Event” (as defined in “Description of the Notes”), unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of the Notes  —  Offer to Purchase upon Change of Control Repurchase Event.”
Additional Amounts
We will, subject to certain exceptions and limitations, pay additional amounts on the notes to a holder who is not a United States person (as defined under “Description of the Notes — Payment of Additional Amounts on the Notes”) in respect of any required withholding or deduction for any present or future tax, assessment or other governmental charge imposed by any taxing authority in the United States, as will result in receipt by holders of notes that are not United States persons of such amounts as they would have received had no such withholding or deduction been required. See “Description of the Notes — Payment of Additional Amounts on the Notes.”
Redemption of Notes for Tax Reasons
We may redeem the notes, in whole but not in part, at 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in the event of certain changes in the tax laws of the United States that would require us to pay additional amounts as described under “Description of the Notes — Redemption of the Notes for Tax Reasons.”
Covenants
The indenture governing the notes will contain covenants that, among other matters, limit:
•
our and our Restricted Subsidiaries’ ability to create or assume liens securing indebtedness; and

•
our and the guarantors’ ability to consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our assets to, another person.

Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $          (after deducting the underwriting discount and estimated offering expenses) based on a euro/U.S. dollar exchange rate of  €1.00 = U.S.$1.2389 as of March 31, 2018.
We intend to use a portion of the net proceeds of this offering, together with cash on hand, (i) to fund the purchase price and accrued and unpaid interest for up to $250,000,000 of the existing 2023 dollar notes and any existing 2023 euro notes validly tendered and accepted for payment pursuant to the Tender Offers, (ii) to the extent applicable, fund the redemption price and accrued and unpaid interest for any existing 2023 euro notes redeemed pursuant to the 2023 Euro Notes Redemption, and (iii) the remaining net proceeds, if any, for general corporate purposes. See “Use of Proceeds.”
Listing
The notes are a new issue of securities with no established trading market. We intend to apply to the Irish Stock Exchange for the notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market. We cannot provide any assurance as to the development or liquidity of any markets for the notes. See “Underwriting.”
Further Issuances
We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes (except in some cases for the payment of interest accruing prior to the issue date of such additional notes). Such additional notes may form a single series with the notes offered hereby.
Denomination and Form
The notes will be issued in book-entry form and in minimum denominations of  €100,000 and integral multiples of  €1,000.
Governing Law
The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Risk Factors
Investing in the notes involves risks. Before deciding whether to invest in the notes, you should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-11, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risk factors
Investing in the notes involves risks, including the risks described below that are specific to the notes and those that could affect us and our business. You should not purchase the notes unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any notes, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, each of which are incorporated by reference to this prospectus supplement.
Risks Related to the Notes
Our levels of indebtedness and debt service obligations will reduce the amount of funds available for other business purposes and we may be unable to service or repay our indebtedness, including the notes, which may adversely affect us.
We have and, after this offering, will continue to have, a significant amount of indebtedness. As of March 31, 2018, on an as adjusted basis, after giving effect to the Refinancing Transaction, this offering of notes and the application of the net proceeds from this offering, as set forth under “Capitalization,” we would have had an aggregate of approximately $          million of indebtedness outstanding, including $1,334 million outstanding under our New Senior Secured Term Loan Facility, $       million of outstanding senior notes (including the notes offered hereby) and full borrowing capacity of  $800 million under our New Senior Secured Revolving Credit Facility and our non-guarantor subsidiaries would have had an aggregate of approximately $2,377 million of total liabilities outstanding, including trade and intercompany payables. Euro amounts included in U.S. dollars in the previous sentence were converted based on a euro/U.S. dollar exchange rate of €1.00 = U.S.$1.2389 as of March 31, 2018.
We may incur additional long-term debt and working capital lines of credit to meet future financing needs, subject to certain restrictions under our indebtedness, including our New Senior Secured Facilities, which would increase our total debt.
Our indebtedness, including interest costs related thereto, will reduce funds available for acquisitions, capital expenditures or other business purposes and could restrict our financial and operating flexibility or create competitive disadvantages compared to other companies with lower debt levels.
Our ability to make payments of principal and interest on our indebtedness, including the notes, depends upon our future performance, which will be subject to general economic conditions and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt and meet our other cash requirements, we may be required, among other things:
•
to seek additional financing in the debt or equity markets;

•
to refinance or restructure all or a portion of our indebtedness, including the notes;

•
to sell selected assets or businesses; or

•
to reduce or delay planned capital or operating expenditures.

If we are unable to accomplish any of the foregoing, we cannot assure you that we will have sufficient capital or access to capital to enable us to make payments of interest or principal on our indebtedness, including the notes.
We are a holding company that is dependent on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations.
All of our operations are conducted and all of our assets are owned by our operating companies, which are our subsidiaries. We intend to continue to conduct our operations at the operating companies and any future subsidiaries. Consequently, our cash flow and our ability to meet our obligations or make cash distributions depends upon the cash flow of our operating companies and any future subsidiaries, and the payment of funds by our operating companies and any future subsidiaries in the form of dividends or otherwise. The ability of our operating companies and any future subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities, and legal restrictions regarding the transfer of funds.
Our debt (including the notes) is generally the exclusive obligation of The Chemours Company and our guarantor subsidiaries. Because a significant portion of our operations are conducted by non-guarantor subsidiaries, our cash flow and our ability to service indebtedness (including the notes), including our ability to pay the interest on our debt when due and principal of such debt at maturity, are dependent to a large extent upon cash dividends and distributions or other transfers from such non-guarantor subsidiaries. Any payment of dividends, distributions, loans or advances by our non-guarantor subsidiaries to us could be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate, and any restrictions imposed by the current and future debt instruments of our non-guarantor subsidiaries. In addition, payments to us by our subsidiaries are contingent upon our subsidiaries’ earnings.
Our subsidiaries are separate legal entities and, except for our guarantor subsidiaries, have no obligation, contingent or otherwise, to pay any amounts due on our debt (including the notes) or to make any funds available for those amounts, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, our debt. Any right that we have to receive any assets of any of our subsidiaries that are not guarantors upon the liquidation or reorganization of any such subsidiary, and the consequent right of holders of notes to realize proceeds from the sale of their assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt issued by that subsidiary.
The notes will be unsecured and, therefore, will be effectively subordinated to our existing and future secured debt.
The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to our existing and future secured debt, including debt under our New Senior Secured Facilities, to the extent of the value of the assets securing that debt. As of March 31, 2018, after giving effect to the Refinancing Transaction, this offering of notes and the application of the net proceeds from this offering, as set forth under “Capitalization,” the Company and the guarantors would have had $    million of secured indebtedness outstanding and $800 million additional borrowing capacity under the New Senior Secured Facilities. In any liquidation, dissolution, bankruptcy or other similar proceeding involving us, the holders of any of our secured debt may assert rights against our secured assets in order to receive full payment of their debt before such assets may be used to pay the holders of the notes. In such event, there may be insufficient assets available to repay amounts owing to the holders of the notes. The terms of the indenture will limit our ability to create, incur, assume or permit to exist any liens to secure any of our debt. However, these limitations are subject to numerous exceptions. See “Description of the Notes — Certain Covenants — Limitation on Liens.”
The notes will be structurally subordinated to all liabilities of our subsidiaries that do not guarantee the notes.
The notes will not be guaranteed by certain of our current and future subsidiaries, and under certain circumstances subsidiaries guaranteeing the notes may be released from their guarantees. See “Description of the Notes — Subsidiary Guarantees.” Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of such non-guarantor subsidiaries, including trade creditors. All obligations of such non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. In such event, there may be insufficient assets available to repay amounts owing to the holders of the notes. As of March 31, 2018, our non-guarantor subsidiaries had an aggregate of approximately $2,377 million of total liabilities outstanding, including trade and intercompany payables.
In the absence of an active trading market for the notes, you may not be able to resell them.
There is no existing market for the notes, and we can offer no assurance as to the liquidity of any market that may develop, your ability to sell the notes or the price at which you may be able to sell them. We intend to apply to the Irish Stock Exchange for the notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market. One or more of the underwriters intend to make a secondary market for the notes. However, the underwriters are not obligated to do so and they may discontinue market making at any time without notice.
If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, our credit ratings and the market for similar securities. You should not purchase any notes unless you understand and are able to bear the risk that the notes may not be readily saleable, that the value of the notes will fluctuate over time and that these fluctuations may be significant. In addition, if your investment activities are subject to laws and regulations governing investments, you may not be able to invest in certain types of notes or your investment in the notes may be limited. You should review and consider any applicable restrictions before investing in the notes.
We may not be able to repurchase all of the notes upon a change of control repurchase event.
We will be required to offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event as provided in the indenture governing the notes. However, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms or other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes. A change of control may also require us to make an offer to repurchase certain of our other indebtedness and may give rise to a default under our New Senior Secured Facilities. We may not have sufficient funds to repurchase all of the affected indebtedness and repay the amounts owing under our Senior Secured Facilities. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture. See “Description of the Notes — Offer to Purchase Upon Change of Control Repurchase Event.”
The indenture will not limit the amount of debt we or our subsidiaries may incur or restrict our ability to engage in other transactions that may adversely affect holders of our notes.
The indenture under which the notes will be issued will not limit the amount of debt that we or our subsidiaries may incur. The indenture will not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture will not limit our ability to pay dividends, make distributions or repurchase our common shares. As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
Federal and state fraudulent transfer laws may permit a court to void the notes or the guarantees, and, if that occurs, you may not receive any payments on the notes or in respect of such guarantees.
Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if  (1) we or any of the guarantors, as applicable, issued the notes or the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or the guarantees and, in the case of  (2) only, one of the following is also true at the time thereof:
•
we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the guarantees;

•
the issuance of the notes or the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•
we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•
we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:
•
the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they became due.

Although each guarantee will contain a provision that the obligations of the applicable guarantor under its note guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable law, this provision may not be effective to protect such guarantee from being voided under fraudulent transfer law.
If a court were to find that the issuance of the notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or could subordinate the notes to our or the applicable guarantors’ presently existing and future indebtedness. In the event of a finding that a fraudulent transfer or conveyance has occurred, you may not receive any repayment on the notes. Further, the voiding of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.
Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against Chemours under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.
Changes in our credit ratings may affect the trading value of the notes.
Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the notes, and, therefore, we cannot assure you that the ratings assigned to the notes will not be lowered or withdrawn by the assigning rating organization at any time thereafter.
Our credit ratings may not reflect all risks of your investment in the notes.
Any credit ratings assigned to the notes will be limited in scope, and will not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. A rating agency’s credit ratings are not a recommendation to buy, sell or hold any security. Each rating agency’s credit rating should be evaluated independently of any other rating agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.
The United Kingdom’s impending departure from the European Union could adversely affect us.
The United Kingdom held a referendum on June 23, 2016 in which a majority of voters voted to exit the European Union (“Brexit”) and, on March 29, 2017, the United Kingdom invoked Article 50 of the

Treaty of Lisbon, which provides for a mechanism for the voluntary and unilateral withdrawal of a country from the European Union. The triggering of Article 50 initiated a two-year period of negotiation for the United Kingdom to leave the European Union, and the United Kingdom is scheduled to leave the European Union on March 29, 2019, unless this period is extended by a unanimous decision of the European Council, in agreement with the United Kingdom. Negotiations are currently underway to determine the future terms of the United Kingdom’s relationship with the European Union, including, among other things, the terms of trade between the United Kingdom and the European Union. The effects of Brexit will depend on any agreements the United Kingdom makes to retain access to European Union markets either during a transitional period or more permanently. Brexit could adversely affect European and worldwide economic and market conditions and could contribute to instability in global financial and foreign exchange markets, including volatility in the value of euro. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the United Kingdom determines which European Union laws to replace or replicate. Any of these effects of Brexit, and others we cannot anticipate, could adversely affect our business, results of operations, financial condition and cash flows, and could negatively impact the value of the notes.
An investment in the notes by a holder whose home currency is not euro entails significant risks.
All payments of interest on and the principal (including any additional amounts) of the notes and any redemption price for the notes will be made in euro. An investment in the notes by a holder whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a holder subject to United States income tax, see “Supplemental U.S. Federal Income Tax Considerations” for the material United States federal income tax consequences of the acquisition, ownership and disposition of the notes related to the notes being denominated in euro. Investors in the notes should consult their tax advisors concerning the tax consequences of acquiring, owning or disposing of the notes.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then we will be entitled, until the euro is again available to us or so used, to satisfy our payment obligations in respect of the notes by making such payments in U.S. dollars. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The indenture governing the notes will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
Trading of the notes in the clearing systems is subject to minimum denomination requirements.
The terms of the notes provide that notes will be issued with a minimum denomination of  €100,000 and multiples of  €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Currency conversion
The principal, premium, if any, and interest payments in respect of the notes, including any additional amounts or payments made upon any redemption of the notes, will be payable in euros, except as described in this paragraph. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then we will be entitled, until the euro is again available to us or so used, to satisfy our payment obligations in respect of the notes by making such payments in U.S. dollars. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. If the U.S. dollar/euro exchange rate is not published in The Wall Street Journal on the second business day prior to the relevant payment date, the amount payable on any relevant payment date in euros will be converted into U.S. dollars at the market exchange rate described in “Description of the Notes — Issuance of the Notes in Euros.” This market exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” and “Supplemental U.S. Federal Income Tax Considerations.” You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.
As of March 31, 2018, the euro/U.S. $ exchange rate was €1.00 to U.S.$1.2389.

Consolidated ratio of earnings to fixed charges
Our consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 2017 and the three months ended March 31, 2018 and 2017 are as follows:
	Three months ended		Year ended December 31,
	March 31, 2018	March 31, 2017	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	8	4	5	(a)	(a)	185	289

(a)
Due to net losses in the years ended December 31, 2016 and 2015, the ratio of earnings to fixed charges was less than 1. Our earnings were insufficient to cover fixed charges requirements by $39 million and $208 million, respectively.

We did not incur interest expense prior to May 12, 2015. As such, no material fixed charges were incurred prior to that date. We have not issued any shares of preferred stock and did not declare or pay any preferred stock dividends in the five year period ended December 31, 2017, or the three months ended March 31, 2018 and 2017.

Use of proceeds
We estimate that the net proceeds of this offering will be approximately $         , after deducting the underwriting discount and our estimated expenses of the offering and based on a euro/U.S. dollar exchange rate of  €1.00 = U.S.$1.2389 as of March 31, 2018 as published by the U.S. Federal Reserve Board. We intend to use a portion of the net proceeds of this offering, together with cash on hand (i) to fund the purchase price and accrued and unpaid interest for up to $250,000,000 of the existing 2023 dollar notes and any existing 2023 euro notes validly tendered and accepted for payment pursuant to the Tender Offers, (ii) to the extent applicable, fund the redemption price and accrued and unpaid interest for any existing 2023 euro notes redeemed pursuant to the 2023 Euro Note Redemption, and (iii) the remaining net proceeds, if any, for general corporate purposes. The net proceeds may be temporarily invested prior to deployment for their intended purposes.
The 6.625% senior notes due 2023 and the 6.125% senior notes due 2023 mature on May 15, 2023.
Assuming $250,000,000 of the existing 2023 dollar notes and all of the existing 2023 euro notes are validly tendered (and not validly withdrawn) prior to the early tender expiration, we would expect to complete the Tender Offers for an aggregate purchase price of  $263,125,000, with respect to the existing 2023 dollar notes, including an early participation premium of  $7,500,000, and €309,044,601, with respect to the existing 2023 euro notes, including an early participation premium of  €8,840,370, in each case, plus accrued and unpaid interest to, but not including the early settlement date.
Certain of the underwriters or their affiliates are holders of our existing 2023 notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the Tender Offers and/or the 2023 Euro Notes Redemption, as applicable. See “Underwriting.”
The following table illustrates the expected sources and uses of funds for the completion of the Tender Offers, assuming $250,000,000 of the existing 2023 dollar notes and all of the existing 2023 euro notes are validly tendered (and not validly withdrawn) prior to the early tender expiration. To the extent any existing 2023 euro notes are not retired pursuant to the applicable Tender Offer, we intend to redeem those existing 2023 euro notes. No assurances can be given that the information in the following table will not change depending on the nature of our financing arrangements, our ability to conclude the Tender Offers successfully and/or whether the Tender Offers will be consummated in accordance with the anticipated timing or at all. See “Risk Factors.”
Sources of Funds		Uses of Funds
(dollars in millions)
Proceeds from the notes offered hereby(1):		Purchase price for the existing 2023 notes(3):
Notes(2)	$	Existing 2023 dollar notes		$263,125
		Existing 2023 euro notes(2)		382,875
		Estimated fees, expenses, discounts and commissions related to the issuance of the notes hereby
Cash on hand		General corporate purposes
Total Sources	$	Total Uses	$

(1)
Before fees, expenses, discounts and commissions related to the issuance of the notes.

(2)
Based on a euro/U.S. dollar exchange rate of  €1.00 = U.S. $1.2389 as of March 31, 2018.

(3)
Assuming $250,000,000 of the outstanding existing 2023 dollar notes and all of the existing 2023 euro notes are validly tendered (and not withdrawn) prior to the early tender expiration.

Capitalization
The following table shows our cash and cash equivalents and capitalization as of March 31, 2018 (i) on an actual basis, (ii) on an as adjusted basis to give effect to the Refinancing Transaction and (iii) on an as further adjusted basis to give effect to: (a) the issuance and sale of the notes contemplated by this prospectus supplement and (b) assuming that $250,000,000 of the outstanding existing 2023 dollar notes and all of the outstanding existing 2023 euro notes are validly tendered and not withdrawn pursuant to the Tender Offers, the purchase of $250,000,000 of the outstanding existing 2023 dollar notes and all of the outstanding existing 2023 euro notes pursuant to the Tender Offers.
You should read this table in connection with the “Use of Proceeds” section of this prospectus supplement and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of both our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, each of which are incorporated by reference to this prospectus supplement, and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
	March 31, 2018
	Actual	As Adjusted for Refinancing Transaction	As Further Adjusted for Issuance of Notes(1)
	(unaudited in millions)
Cash and cash equivalents	$1,434	$1,359	$
Long-term debt, including current portion:(2)
Senior secured dollar term loan	921	—		—
Senior secured euro term loan(3)	487	—		—
New senior secured dollar term loan	—	900		900
New senior secured euro term loan(4)	—	434		434
Senior unsecured notes:
6.625% senior notes due May 2023	1,158	1,158		908
6.125% senior notes due May 2023(5)	365	365		—
7.000% senior notes due May 2025	750	750		750
5.375% senior notes due May 2027	500	500		500
% senior notes due 2026, offered hereby(6)	—	—
Capital lease and other obligations	21	21		21
Total debt	4,202	4,128
Equity:
Common stock (par value $0.01 per share)	2	2		2
Treasury stock	(361)	(361)		(361)
Additional paid-in capital	846	846		846
Retained earnings	876	876		876
Accumulated other comprehensive loss	(366)	(366)		(366)
Total Chemours stockholders’ equity	997	997		997
Non-controlling interests	5	5		5
Total equity	1,002	1,002		1,002
Total capitalization	$5,204	$5,130	$

(1)
Assuming $250,000,000 of the outstanding existing 2023 dollar notes and all of the outstanding existing 2023 euro notes are validly tendered (and not validly withdrawn) prior to the early tender expiration, we would expect to complete the Tender Offers for an aggregate purchase price of $263,125,000, with respect to the existing 2023 dollar notes, including an early participation premium of  $7,500,000, and €309,044,601, with respect to the existing 2023 euro notes, including an early participation premium of  €8,840,370, in each case, plus accrued and unpaid interest to, but excluding, the early settlement date.
(2)
Unamortized issue discount ($8 million) and unamortized debt issuance costs ($39 million), in each case as of March 31, 2018, not included.

(3)
Reflects €393 million principal amount, based on an exchange rate of  €1.00 = U.S. $1.2389 as of March 31, 2018.

(4)
Reflects €350 million principal amount, based on an exchange rate of €1.00 = U.S. $1.2389 as of March 31, 2018.

(5)
Reflects €295 million principal amount based on an exchange rate of  €1.00 = U.S.$1.2389 as of March 31, 2018.

(6)
Reflects €       principal amount of           notes offered hereby. Based on an exchange rate of  €1.00 = U.S.$1.2389 as of March 31, 2018.

Description of other indebtedness
The discussion below updates and supplements our discussion under “Description of other indebtedness” in the accompanying prospectus.
New Senior Secured Credit Facilities
On April 3, 2018, we entered into the New Credit Agreement, which provides for the New Senior Secured Term Loan Facility and a five-year, $800 million New Senior Secured Revolving Credit Facility.
The New Senior Secured Term Loan Facility provides for a class of term loans denominated in U.S. dollars, in an aggregate principal amount of  $900 million (“New Dollar Term Loan”) and a class of term loans denominated in euros, in an aggregate principal amount of  €350 million (“New Euro Term Loan”). The New Dollar Term Loan and the New Euro Term Loan are referred to collectively as the “New Senior Secured Term Loans.” The New Dollar Term Loan bears a variable interest rate equal to, at our election, adjusted LIBOR plus 1.75% subject to LIBOR floor of 0.00% or an adjusted base rate plus 0.75%, subject to an adjusted base rate floor of 1.00%. The New Euro Term Loan bears a variable interest rate equal to adjusted EURIBOR plus 2.00%, subject to an adjusted EURIBOR floor of 0.50%. The New Senior Secured Term Loans will mature on April 3, 2025 and the loans under the New Senior Secured Revolving Credit Facility will mature on April 3, 2023, in each case, subject to acceleration in certain circumstances.
The New Senior Secured Facilities also modify certain provisions of the Prior Credit Agreement (as defined below), including certain negative covenants to allow further flexibility for the Company. The New Senior Secured Facilities contain affirmative and negative covenants, representations and warranties and other terms customary for financings of this type. The New Senior Secured Revolving Credit Facility also requires the Company to maintain certain leverage ratio levels. The affirmative covenants include delivery of annual and quarterly financial statements and other information, delivery of notices of default under the New Credit Agreement and occurrence of certain other events, payment of obligations and maintenance of insurance. The negative covenants include limitations on debt, limitations on liens, limitations on mergers, consolidations, liquidations, dissolutions and similar transactions, limitations on asset dispositions, limitations on investments and limitations on dividends and other distributions on capital stock and on redemptions and repurchases of capital stock, in each case subject to qualifications and exceptions.
Our obligations under the New Senior Secured Facilities are guaranteed on a senior secured basis by all of our material, wholly-owned domestic subsidiaries, including the guarantors of the notes, subject to certain agreed upon exceptions. The obligations under the New Senior Secured Facilities are also, subject to certain agreed upon exceptions, secured by a first priority lien on substantially all of our assets and substantially all of the assets of our material, wholly-owned domestic subsidiaries (including the guarantors of the notes), including 100% of the stock of certain of our domestic subsidiaries and 65% of the stock of certain of our foreign subsidiaries.
The proceeds of the New Senior Secured Term Loan, together with cash on hand, were used to prepay in full all amounts outstanding (as of April 3, 2018, approximately $921 million under the dollar term loan and approximately €393 million under the euro term loan) under our prior Credit Agreement, dated as of May 12, 2015 (as amended, the “Prior Credit Agreement”). The proceeds of the New Senior Secured Term Loans were also used to pay fees and expenses in connection with the foregoing and with the other transactions contemplated under the New Credit Agreement and the remaining proceeds will be used for working capital and other general corporate purposes. The proceeds of the New Senior Secured Revolving Credit Facility may be used for working capital and other general corporate purposes and other transactions not prohibited by the New Credit Agreement. The entry into the New Credit Agreement and the repayment of all outstanding amounts and termination of all commitments under our Prior Credit Agreement are referred to collectively as the “Refinancing Transaction.” As a result of the Refinancing Transaction, we reduced our outstanding term loan principal amounts by approximately $75 million, based on the exchange rate at the time the Refinancing Transaction was completed.
Senior Unsecured Notes due 2027 issued in May 2017
On May 23, 2017, we issued $500 million aggregate principal amount of 5.375% senior unsecured notes due May 2027 (“2027 notes”) in an underwritten public offering. The 2027 notes were issued under a senior base indenture dated May 23, 2017, between Chemours and U.S. Bank National Associate, as trustee, and amended and supplemented by a first supplemental indenture, among Chemours, the trustee and the subsidiary guarantors party thereto. The 2027 notes require payment of principal at maturity and interest semi-annually in cash and in arrears on May 15 and November 15 of each year. We received proceeds of $489 million, net of an original issue discount of  $5 million and underwriting fees and other related expenses of  $6 million, which are deferred and amortized to interest expense using the effective interest method over the term of the 2027 notes. A portion of the net proceeds from the 2027 notes was used to pay the $335 million accrued for the global settlement of the perfluorooctanoic acid multi-district litigation, with the remainder available for general corporate purposes.
The 2027 notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured unsubordinated basis by each of the existing and future domestic restricted subsidiaries that (i) incurs or guarantees indebtedness under our senior secured credit facilities or (ii) guarantees other indebtedness of us or any of our guarantors in an aggregate principal amount in excess of  $100 million. The guarantees of the 2027 notes will rank equally with all other senior indebtedness of the guarantors. The 2027 notes rank equally in right of payment to all of our existing and future unsecured unsubordinated debt and are senior in right of payment to all of our existing and future debt that is by its terms expressly subordinated in right of payment to the 2027 notes. The 2027 notes are effectively subordinated to indebtedness under our New Senior Secured Facilities as well as any future secured debt to the extent of the value of the assets securing such debt, and structurally subordinated to the liabilities of any non-guarantor subsidiaries. We may redeem the 2027 notes, in whole or in part, at an amount equal to 100% of the aggregate principal amount plus a specified “make-whole” premium and accrued and unpaid interest, if any, to the date of purchase prior to February 15, 2027. We may also redeem some or all of the 2027 notes by means other than a redemption, including tender offer and open market repurchases. We are obligated to offer to purchase the 2027 notes at a price of 101% of the principal amount, together with accrued and unpaid interest, if any, up to, but not including, the date of purchase, upon the occurrence of certain change of control events.
Except as specifically described under “Description of the Notes,” the terms of the 2027 notes are substantially similar to the terms of the notes offered hereby.
The foregoing description of the 2027 notes does not purport to be complete, and is qualified in its entirety by reference to the full text of the base indenture and first supplemental indenture under which the 2027 notes were issued, each of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2017.
Senior Unsecured Notes due 2023 and Senior Unsecured Notes due 2025 issued in May 2015
On May 12, 2015, we issued approximately $2.5 billion aggregate principal of senior unsecured notes in a private placement, pursuant to a senior base indenture dated as of May 12, 2015, as amended and supplemented by a first supplemental indenture, second supplemental indenture and third supplemental indenture, among Chemours, the subsidiary guarantors party thereto, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch as paying agent with respect to the existing 2023 euro notes and Elavon Financial Services DAC as registrar and transfer agent with respect to the existing 2023 euro notes. The existing 2023 dollar notes with an aggregate principal amount of approximately $1,158 million outstanding as of March 31, 2018 bear interest at a rate of 6.625% per annum and will mature on May 15, 2023 with all principal paid at maturity. The 2025 notes (the “2025 notes”) with an aggregate principal amount of   $750 million outstanding as of March 31, 2018 bear interest at a rate of 7.000% per annum and will mature on May 15, 2025 with all principal paid at maturity. The existing 2023 euro notes with an aggregate principal amount of   €295 million outstanding as of March 31, 2018 bear interest at a rate of 6.125% per annum and will mature on May 15, 2023 with all principal paid at maturity.
Interest on the existing 2023 dollar notes, the existing 2023 euro notes and the 2025 notes is payable semi-annually in cash in arrears on May 15 and November 15 of each year. Such notes were offered in the U.S. to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the U.S. to non-U.S. persons in reliance on Regulation S under the Securities Act. In connection with the issuance of the aforementioned notes, we entered into a registration rights agreement in which we agreed to file with the SEC a registration statement for the exchange of such notes for new registered notes with identical terms. On March 18, 2016, we filed a registration statement on Form S-4 with respect to the exchange offer. The registration statement was declared effective on April 12, 2016, and the exchange offer was completed on May 19, 2016. In addition, on May 5, 2016, the existing 2023 euro notes were listed for trading on the Global Exchange Market of the Irish Stock Exchange.
The existing 2023 dollar notes, the existing 2023 euro notes and the 2025 notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured unsubordinated basis by each of the existing and future domestic restricted subsidiaries that (i) incurs or guarantees indebtedness under our senior secured credit facilities or (ii) guarantees other indebtedness of us or any of our guarantors in an aggregate principal amount in excess of  $75 million. The guarantees of the existing 2023 dollar notes, the existing 2023 euro notes and the 2025 notes will rank equally with all other senior indebtedness of the guarantors. Such notes rank equally in right of payment to all of our existing and future unsecured unsubordinated debt and are senior in right of payment to all of our existing and future debt that is by its terms expressly subordinated in right of payment to such notes. Such notes are effectively subordinated to indebtedness under our New Senior Secured Facilities as well as any future secured debt to the extent of the value of the assets securing such debt and structurally subordinated to the liabilities of any non-guarantor subsidiaries. We are obligated to offer to purchase the aforementioned notes at a price of  (a) 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, with the proceeds from certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the indenture governing such notes, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions. Chemours is permitted to redeem some or all of the existing 2023 dollar notes and existing 2023 euro notes by paying a “make-whole” premium prior to May 15, 2018, and on or after May 15, 2018 and thereafter at specified redemption prices. Chemours is also permitted to redeem some or all of the 2025 notes on or after May 15, 2020, at a specified redemption price. Chemours may also redeem some or all of the existing 2023 dollar notes, existing 2023 euro notes and the 2025 notes by means other than a redemption, including tender offer and open market repurchases.
The foregoing description of the existing 2023 notes and the 2025 notes does not purport to be complete, and is qualified in its entirety by reference to the full text of the base indenture and supplemental indentures under which such notes were issued, each of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2017.
We intend to use a portion of the net proceeds from this offering to fund the purchase price and accrued and unpaid interest payable with respect to all of the existing 2023 euro notes and a portion of the existing 2023 dollar notes validly tendered and accepted for purchase pursuant to the Tender Offers and, if applicable, the 2023 Euro Notes Redemption. We intend to cancel all of the existing 2023 euro notes that are purchased in the Tender Offers or redeemed in the 2023 Euro Notes Redemption and, upon such cancellation, such existing 2023 notes will no longer remain outstanding obligations of Chemours. We also intend to cancel a portion of the existing 2023 dollar notes that are purchased in the Tender Offers, and upon such cancellation for such existing 2023 dollar notes will no longer remain outstanding obligations of Chemours. See “Summary — Recent Developments — Concurrent Tender Offers and Redemption.”

Description of the notes
The Chemours Company is offering €          in aggregate principal amount of its       % senior notes due 2026 (the “notes”). We will issue the notes under an indenture dated as of May 23, 2017 (the “Base Indenture”) by and between the Company and U.S. Bank National Association, as trustee (“Trustee”), as amended and supplemented by a second supplemental indenture (the “Second Supplemental Indenture”), to be dated as of the Issue Date, by and among the Company, the Subsidiary Guarantors, the Trustee, Elavon Financial Services DAC, UK Branch, as paying agent for the notes, and Elavon Financial Services DAC, as registrar and transfer agent for the notes.
For convenience, the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, is collectively referred to as the Indenture in this “Description of the Notes.” The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.
Certain terms used in this “Description of the Notes” are defined under the subheading “— Certain Definitions.” In this description, the words “Company,” “we” and “our” refer only to The Chemours Company and not to any of its subsidiaries.
The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of the notes. You will find definitions of certain capitalized terms used in this “Description of the Notes” under the heading “Certain Definitions.”
Brief Description of the Notes
The notes:
•
will be senior unsecured obligations of the Company;

•
will rank senior in right of payment to any existing or future subordinated obligations of the Company;

•
will rank pari passu in right of payment with all of the existing and future unsecured unsubordinated obligations of the Company;

•
will be effectively subordinated to all existing and future secured obligations of the Company, including secured obligations under the Credit Agreement, to the extent of the assets securing such obligations;

•
will be structurally subordinated to all existing and future liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors, to the extent of the assets of such subsidiaries; and

•
will be guaranteed on a senior unsecured basis by each Subsidiary Guarantor.

Each Subsidiary Guarantee:
•
will be a senior unsecured obligation of the applicable Subsidiary Guarantor;

•
will rank senior in right of payment to any existing or future subordinated obligations of the applicable Subsidiary Guarantor;

•
will rank pari passu in right of payment with all of the existing and future unsecured unsubordinated obligations of the applicable Subsidiary Guarantor;

•
will be effectively subordinated to all existing and future secured obligations of the applicable Subsidiary Guarantor, including secured obligations under the Credit Agreement, to the extent of the assets securing such obligations; and

•
will be structurally subordinated to all existing and future liabilities of the applicable Subsidiary Guarantor’s subsidiaries that are not Subsidiary Guarantors, to the extent of the assets of such subsidiaries.

Principal, Maturity and Interest
The Company will issue the notes initially with an aggregate principal amount of  €         . The Company will issue the notes in minimum denominations of  €100,000 and integral multiples of  €1,000 in excess thereof. The notes will mature on May 15, 2026.
We are permitted to issue additional notes of a particular series from time to time (the “additional notes”) having the same terms in all respects as such series of notes (except in some cases for the payment of interest accruing prior to the issue date of such additional notes). The notes of a series and any additional notes of such series subsequently issued under the Indenture, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if the additional notes of a series are not fungible with the notes of such series for United States federal income tax purposes, such additional notes will have a separate CUSIP number. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the notes of a series include any additional notes of such series actually issued.
Interest on the notes will accrue at the rate of        % per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2018, to the holders of record of those notes on the immediately preceding May 1 or November 1, as applicable.
Interest on the notes will accrue from             , 2018, or the most recent date to which interest has been paid. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Optional Redemption
Except as set forth below, we will not be entitled to redeem the notes at our option prior to May 15, 2021 other than as described under “— Redemption of The Notes for Tax Reasons.”
Prior to May 15, 2021, we will be entitled at our option to redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of such notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date.
On and after May 15, 2021, we may redeem the notes, in whole or in part, at any time and from time to time, at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, to, but excluding, the redemption date (subject to the rights of holders of such notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date), if redeemed beginning on May 15 of the years indicated below:
Date	Percentage
2021
2022
2023
2024 and thereafter	100.000%
In addition, prior to May 15, 2021, we may, at our option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the notes issued by us at a redemption price equal to       % of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to, but excluding, the redemption date (subject to the rights of holders of such notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the notes originally issued under the Indenture (calculated after giving effect to any issuance of additional notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding notes at a price of at least 100% of the principal amount of the notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, by first class mail to each holder of notes, or by electronic delivery, given not more than 30 days following such purchase date, to redeem all notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.
Certain Terms
The following terms are relevant to the determination of the redemption price of the notes.
“Applicable Premium” means, as calculated by the Company with respect to any note on any redemption date, the greater of:
(1)
1.0% of the principal amount of such note; and

(2)
the excess, if any, of  (a) the present value at such redemption date of  (i) the redemption price of such note at May 15, 2021 (such redemption price being set forth in the table appearing above under the heading “— Optional Redemption”) plus (ii) all required interest payments due on such note through May 15, 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate, in each case, as of such redemption date plus 50 basis points; over (b) the principal amount of such note.

“Bund Rate” means, as of any redemption date, the yield to maturity as of such redemption date of the most recently issued direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as compiled and published in the most recent financial statistics that have become publicly available at least two business days prior to the redemption date (or, if such financial statistics are no longer published or not available, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2021; provided, however, that if the period from the redemption date to May 15, 2021 is not equal to the constant maturity of the direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from the redemption date to May 15, 2021 is less than a year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.
Selection and Notice of Redemption
If we are redeeming less than all of the notes at any time, the Trustee will select notes on a pro rata basis to the extent practicable.
We will redeem notes of  €100,000 or less in whole and not in part. We will cause notices of redemption to be delivered by first class mail to each holder of notes, or by electronic delivery, at least 30 but not more than 60 days before the redemption date, to each holder of notes to be redeemed at such holder’s registered address, or otherwise in accordance with the procedures of Euroclear and Clearstream, except that redemption notices may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture with respect to the notes. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any holder selected for redemption will not impair or affect the validity of the redemption of any other note redeemed in accordance with provisions of the Indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancelation of the original note. Subject to the following paragraph, notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.
Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, including any offering or other corporate transaction, and any such redemption or notice may be subject to one or more conditions precedent, including the completion of the related offering or corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that the redemption date may be delayed until such time as any or all of such conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied by the redemption date, or by the redemption date so delayed.
Listing
We intend to apply to the Irish Stock Exchange for the notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market.
Issuance of the Notes in Euros
All payments of principal and interest on the notes, including payments made upon any redemption of the notes, will be payable in euros. If the euro is unavailable to us on the date that is two business days prior to the relevant payment date as a result of the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then we will be entitled, until the euro is again available to us or so used, to satisfy our payment obligations in respect of the notes by making such payments in U.S. dollars. The amount payable on any date in euros will be converted by the Company into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. If the U.S. dollar/Euro exchange rate is not published in The Wall Street Journal on the second business day prior to the relevant payment date, the amount payable on any relevant payment date in euros will be converted into U.S. dollars at the Market Exchange Rate (as defined below) on the second business day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. “Market Exchange Rate” means the noon buying rate in the City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.
Any payment in respect of the notes so made in U.S. dollars will not constitute an Event of Default in respect of the notes or under the Indenture. Neither the Trustee nor any paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing or otherwise under the Indenture or in connection with any notes. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Payment of Additional Amounts on the Notes
All payments of principal and interest on the notes by the Company will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below), unless the Company is required to withhold or deduct such taxes, assessments or other governmental charge by law or the official interpretation or administration thereof. The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on notes such additional amounts (the “additional amounts”) as are necessary in order that the net payment by the Company of the principal of and interest on such notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States, will not be less than the amount provided in such notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)
to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)
being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)
having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such notes, the receipt of any payment or the enforcement of any rights in respect of the notes), including being or having been a citizen or resident of the United States;

(c)
being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)
being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

(e)
being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision;

(2)
to any holder that is not the sole beneficial owner of such notes, or a portion of such notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner to submit an applicable United States Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or appropriate substitute or successor form with any required attachments) to establish the status as a non-United States person as required for purposes of the portfolio interest exemption or IRS Form W-9 to establish the status as a United States person, or comply with other certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such notes, if compliance is required by statute, by regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)
to any tax, assessment or other governmental charge that is imposed otherwise than by deduction or withholding by the Company or a paying agent from the payment;

(5)
to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(6)
to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note as a result of the presentation of any note for payment (where presentation is required) by or on behalf of a holder of notes, if such payment could have been made without such withholding by presenting the relevant note to at least one other paying agent in a member state of the European Union;
(7)
to any tax, assessment or other governmental charge that would not have been imposed or levied but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(8)
to any tax, assessment or other governmental charge imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(9)
in the case of any combination of items (1) through (8) above.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “— Payment of Additional Amounts on the Notes,” the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “— Payment of Additional Amounts on the Notes” and the heading “—Redemption of the Notes for Tax Reasons”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, including in each case, any political subdivision or taxing authority thereof or therein having power to tax, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Redemption of the Notes for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Company becomes or, based on a written opinion of independent counsel selected by the Company, will become, obligated to pay additional amounts as described herein under the heading “— Payment of Additional Amounts on the Notes” with respect to the notes, then the Company may at any time at the Company’s option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days prior notice, by first class mail to each holder of notes, or by electronic delivery, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the notes to, but excluding, the redemption date.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under “— Offer to Purchase Upon Change of Control Repurchase Event.” We may at any time and from time to time purchase or acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not violate the terms of the Indenture.

Subsidiary Guarantees
The Subsidiary Guarantors will guarantee, jointly and severally, on a senior unsecured basis, our obligations under the notes and the Indenture (each, a “Subsidiary Guarantee”). The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are designed to be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, such Subsidiary Guarantee is specifically limited to an amount that such Subsidiary Guarantor can guarantee without such Subsidiary Guarantee constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such Subsidiary Guarantee from constituting a fraudulent conveyance. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability under its Subsidiary Guarantee could be reduced to zero. See “Risk Factors — Federal and state fraudulent transfer laws may permit a court to void the notes or the guarantees, and, if that occurs, you may not receive any payments on the notes or in respect of such guarantees.”
Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled, upon payment in full of all guaranteed obligations under the applicable Indenture, to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP.
The Subsidiary Guarantee of a Subsidiary Guarantor will be released upon:
(1)
(a) the sale or other disposition of such Subsidiary Guarantor (including by way of merger or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, so long as such sale or other disposition does not violate the covenant described under “— Merger and Consolidation;”

(b)
the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under each Credit Facility to which it is a party, other than a release or discharge through payment thereon, and such Subsidiary Guarantor is no longer an obligor under any Credit Facility; or

(c)
the Company exercising its legal defeasance option or its covenant defeasance option with respect to the notes as described under “— Defeasance” or if its obligations under the Indenture with respect to the notes are discharged in accordance with the terms of the Indenture; and

(2)
such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions provided for in the Indenture relating to such transaction have been complied with.

Ranking
The indebtedness evidenced by the notes and the Subsidiary Guarantees will be unsecured and will rank pari passu in right of payment with all of the existing and future unsecured unsubordinated obligations of the Company and the Subsidiary Guarantors, as the case may be.
Secured Indebtedness of the Company (including our obligations in respect of our Credit Agreement) will be effectively senior to the notes to the extent of the value of the assets securing such Indebtedness. As of March 31, 2018, after giving effect to the Refinancing Transaction, this offering of notes and the application of the net proceeds from this offering, as set forth under “Capitalization” in this prospectus supplement, the Company and the Subsidiary Guarantors would have had $          million of secured Indebtedness outstanding and an additional $800 million available for borrowing under the Credit Agreement.
All of our operations are conducted and all of our assets are owned by our operating companies, which are our Subsidiaries. Some of our Subsidiaries are not guaranteeing the notes and, as described above under “— Subsidiary Guarantees,” Subsidiary Guarantees may be released under certain circumstances. In addition, our future Subsidiaries may not be required to guarantee the notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our non-guarantor Subsidiaries. As of March 31, 2018, the total liabilities of our non-guarantor Subsidiaries were approximately $2,377 million, including trade and intercompany payables.
Offer to Purchase Upon Change of Control Repurchase Event
Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the notes as described under “— Optional Redemption,” the Indenture provides that each holder of notes will have the right to require the Company to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send a notice, by first class mail to each holder of notes, or by electronic delivery, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice, or transfer their notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all notes properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of the outstanding notes tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.
We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.
Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events may constitute a change of control under our and our subsidiaries’ other indebtedness, and thereby cause a default under the agreements related to such indebtedness, but may not constitute a Change of Control under the Indenture. Our and our subsidiaries’ future indebtedness may also require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Related to the Notes —We may not be able to repurchase all of the notes upon a change of control repurchase event.”
The definition of  “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of  “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above. Holders may not be entitled to require the Company to purchase their notes in certain circumstances involving a significant change in the composition of the board of directors of the Company, including as a result of a proxy contest.
The provisions under the Indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the notes then outstanding.
Certain Covenants
The Indenture will contain restrictive covenants including, among others, the following:
Limitation on Liens
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (an “Initial Lien”) of any nature whatsoever on any of its properties or assets (whether owned at the Issue Date or thereafter acquired) securing any Indebtedness for borrowed money, other than Permitted Liens, without effectively providing that the notes (together with, at the option of the Company, any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries ranking equally in right of payment with the notes) shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may create, assume, incur or guarantee Indebtedness for borrowed money secured by a Lien without equally and ratably securing the Notes; provided that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness for borrowed money that is being retired substantially concurrently with any such creation, assumption, incurrence or guarantee, the sum of  (a) the aggregate amount of all outstanding Indebtedness for borrowed money secured by Liens other than Permitted Liens, (b) the aggregate amount of all outstanding refinancing Indebtedness incurred pursuant to clause (7) of the definition of Permitted Liens in respect of Indebtedness for borrowed money initially incurred pursuant to this sentence and (c) the aggregate amount of all outstanding Indebtedness for borrowed money incurred pursuant to clause (12) of the definition of Permitted Liens, does not at such time exceed 15% of Consolidated Net Tangible Assets.
Any such Lien thereby created in favor of the notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an affiliate of the Company of the property or assets secured by such Initial Lien.
Merger and Consolidation
The Company
The Company will not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1)
the Company is the surviving Person or the resulting, surviving or transferee Person or lessee (the “Successor Company”) is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by an indenture supplemental thereto, all the obligations of the Company under the notes and the Indenture;

(2)
immediately after giving pro forma effect to such transaction or transactions (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3)
the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
The Successor Company will succeed to, and be substituted for, the Company, and may exercise all of the rights and powers of the Company, under the Indenture. The Company will be relieved of all obligations and covenants under the notes and the Indenture; provided that, in the case of a lease of all or substantially all of properties or assets of the Company, the Company will not be released from the obligation to pay the principal of and interest on the notes.
Subsidiary Guarantors
Subject to certain provisions set forth in the Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to any Person unless:
(1)
such Subsidiary Guarantor is the surviving Person or the resulting, surviving or transferee Person or lessee is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the resulting, surviving or transferee Person (if not such Subsidiary) expressly assumes, by a guarantee agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2)
immediately after giving pro forma effect to such transaction or transactions (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)
the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guarantee agreement (if any) comply with the Indenture.

Reports
The Indenture will provide that any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be provided to Trustee within 15 days after the same are filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Company with the SEC via the EDGAR system (or any successor thereto) will be deemed to be provided to the Trustee as of the time such documents are filed via EDGAR.

Guarantees by Domestic Subsidiaries
In the future, each direct and indirect Domestic Subsidiary that (a) incurs or guarantees any Indebtedness under the Credit Agreement, or (b) guarantees other Material Indebtedness, will guarantee the notes.
Defaults
Each of the following is an Event of Default with respect to the notes:
(1)
a default in the payment of interest on the notes when due, continued for 30 days;

(2)
a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)
the failure by the Company to comply with its obligations under “— Certain Covenants — Merger and Consolidation” above;

(4)
the failure by the Company to comply for 30 days after notice (as described below) with any of its obligations in the covenants described above under “— Offer to Purchase Upon Change of Control Repurchase Event” (other than a failure to purchase notes) or under “— Certain Covenants” under “— Limitation on Liens”;

(5)
the failure by the Company to comply for 60 days after notice (as described below) with its other agreements contained in the Indenture;

(6)
Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $100 million (the “cross acceleration provision”);

(7)
certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy default provisions”);

(8)
any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of  $100 million is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days after such judgment became final and non-appealable and is not paid, discharged, waived or stayed (the “judgment default provision”); or

(9)
any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under clause (4) or (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.
If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes may rescind any such acceleration and its consequences.
Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:
(1)
such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3)
such holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)
holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.
If a Default occurs, is continuing and is actually known to the Trustee, the Trustee must mail to each holder of notes notice of the Default within 10 days after it is known to the Trustee. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and for so long as the Trustee in good faith determines that withholding notice is not opposed to the interest of the holders.
We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. In addition, we are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.
Amendments and Waivers
Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and affected by the amendment (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provision may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, an amendment or waiver may not, among other things:
(1)
make any change in the percentage of the principal amount of notes required for amendments or waivers;

(2)
reduce the rate of or extend the time for payment of interest on any note;

(3)
reduce the principal of or change the Stated Maturity of any note;

(4)
reduce the amount payable upon the redemption of any note or, in respect of an optional redemption, the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(5)
make any note payable in money other than that stated in the note;

(6)
impair the right of any holder of the notes to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(7)
after the time an offer to purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder; or

(8)
make any change in the ranking or priority of any note that would adversely affect the holders of the notes.

Notwithstanding the preceding, without the consent of any holder of the notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture:
(1)
to cure any ambiguity, omission, defect or inconsistency;

(2)
to provide for the assumption by a successor corporation, limited liability company, partnership or similar entity, of the obligations of the Company or any Subsidiary Guarantor under the Indenture, the notes or a Subsidiary Guarantee, as applicable;

(3)
to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4)
to add Subsidiary Guarantees with respect to the notes in accordance with the Indenture or to secure the notes;

(5)
to add to the covenants of the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(6)
to make any change that does not adversely affect in any material respect the rights of any holder of the notes;

(7)
to conform the text of the applicable Indenture, the notes or any Subsidiary Guarantee to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the notes or such Subsidiary Guarantee; or

(8)
to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes; provided, however, that (a) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer notes.

The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the Indenture becomes effective, we are required to deliver to holders of the notes a notice, by first class mail to each holder of notes, or by electronic delivery, briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.
Neither the Company nor any affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to all holders of the notes and is paid to all such holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
Transfer
The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge
When (1) we deliver to the Trustee all outstanding notes of a particular series for cancelation or (2) all outstanding notes of a particular series have become due and payable, or will become due and payable within one year, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes of such series, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect with respect to such series of notes.
Defeasance
At any time, we may terminate all of our obligations under a particular series of notes, the Subsidiary Guarantees and the Indenture with respect to such series of notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust (as defined below) and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and Paying Agent in respect of the notes.
In addition, at any time we may terminate our obligations under “— Offer to Purchase upon Change of Control Repurchase Event” and under the covenants described under “— Certain Covenants” (other than the covenant described under “— Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy default provisions with respect to Significant Subsidiaries and the judgment default provision described under “— Defaults” above (“covenant defeasance”).
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “— Defaults” above or because of the failure of the Company to comply with clause (3) under “— Certain Covenants — Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option with respect to the notes, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.
In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the IRS or other change in applicable federal income tax law).
Concerning the Trustee
We have appointed Elavon Financial Services DAC, UK Branch, as Paying Agent, and Elavon Financial Services DAC, as Registrar and Transfer Agent.
The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary will have any liability for any obligations under the notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“Attributable Debt” means, with respect to any Sale/Leaseback Transaction, the present value (discounted at the interest rate implicit in the lease involved in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:
(1)
the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

(2)
the Attributable Debt determined assuming no such termination.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of  (or other arrangement conveying the right to use other than operating leases) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of the covenant described under “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee. Notwithstanding any changes in GAAP after the Issue Date, any lease of such Person at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on the Issue Date (whether such lease is entered into before or after the Issue Date) shall not constitute a Capital Lease Obligation of such Person under the Indenture as a result of such changes in GAAP.
“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“CFC” means (a) a Person that is a “controlled foreign corporation” for purposes of the Code and (b) each Subsidiary of any such Person.
“Change of Control” means the occurrence of any one of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (including any

“person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than to the Company or one of its Subsidiaries;
(2)
the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3)
the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.
“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Transaction or a receivables facility and amortization of intangible assets, debt issuance costs, commissions, fees and expenses, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (excluding, in each case, amortization expense attributable to a prepaid cash item that was paid in a prior period).
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness but excluding (i) penalties and interest relating to taxes; (ii) accretion or accrual of discounted liabilities not constituting Indebtedness, (iii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment and other financing fees and (vi) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Transaction or receivables facility); plus

(2)
consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)
interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)
the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded,

(2)
any after-tax effect of income (loss) from abandoned or discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

(3)
any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(4)
the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) or cash equivalents to the referent Person or a Restricted Subsidiary thereof in respect of such period (other than any such proceeds that are used to make an Investment by the Company or any Restricted Subsidiary in a joint venture to the extent funded with the proceeds of a cash dividend or other cash distribution made by such joint venture),

(5)
[Reserved],

(6)
any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(7)
any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, physical assets (including commodities and inventory), long-lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(8)
any non-cash compensation or similar charge or expense or reduction of revenue, including any such charge or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management, other employees or business partners of the Company or any of its direct or indirect parent companies or subsidiaries shall be excluded,

(9)
any acquisition, disposition, recapitalization, Investment, asset sale, issuance, repayment or amendment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed), any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt and any charges or non- recurring merger costs incurred during such period as a result of any such transaction including, without limitation, any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with any acquisition or business arrangement (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) shall be excluded,

(10)
all extraordinary, unusual or non-recurring charges, gains and losses (whether cash or non-cash) (including, without limitation, all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP shall be excluded,

(11)
inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions shall be excluded, and

(12)
the following items shall be excluded:

(a)
any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of ASC 815 Derivatives and Hedging; and

(b)
foreign currency and other non-operating gain or loss and foreign currency gain (loss) included in other operating expenses including any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“Consolidated Net Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Secured Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination less unrestricted cash and cash equivalents of the Company and its Restricted Subsidiaries as of such date of determination (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such date of determination; provided, that the cash proceeds of any proposed incurrence of Indebtedness shall not be included in unrestricted cash and cash equivalents for purposes of this definition) to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such determination date for which internal financial statements are available.
In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Consolidated Net Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Secured Leverage Ratio is made, then the Consolidated Net Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Net Secured Leverage Ratio calculation date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Net Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation, disposed operation or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reduction resulting from such Investment, acquisition, disposition, merger, consolidation, disposed operation or other transaction, in each case calculated in the manner described in the definition of  “EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Net Secured Leverage Ratio calculation date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the

Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
“Consolidated Net Tangible Assets” means, as at any date, the aggregate amount of assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, and excluding assets of any Securitization Special Purpose Entity that is a Restricted Subsidiary) after deducting therefrom (1) (to the extent otherwise included therein) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and all other intangible assets and (2) all current liabilities (excluding current liabilities of any Securitization Special Purpose Entity that is a Restricted Subsidiary), all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet or the notes thereto for which internal financial statements are available of such Person and its Restricted Subsidiaries in accordance with GAAP.
“Credit Agreement” means the Credit Agreement, dated April 3, 2018, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto, as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lenders, investors, purchasers or other debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder.
“Credit Facilities” means one or more debt facilities (including the Credit Agreement and the Existing Notes), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of debt securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof  (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock), in whole or in part, in each case prior to the date that is 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America or any State thereof or the District of Columbia other than a Foreign Subsidiary Holding Company.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)
increased (without duplication) by the following, in each case (other than clause (g)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a)
provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes, and foreign withholding taxes and penalties and interest relating to taxes of such Person paid or accrued during such period; plus

(b)
Consolidated Interest Expense of such Person for such period; plus

(c)
Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d)
the amount of any restructuring charges, integration, business optimization and acquisition, investment or disposal-related costs (whether incurred prior to, or after, the consummation of any such acquisition, investment or disposal), retention charges, stock option and any other equity-based compensation expenses deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions, investments or disposals before or after the Issue Date and costs related to the closure and/or consolidation of facilities or headcount reductions or other similar actions (including severance charges in respect of employee terminations); plus

(e)
any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f)
income attributable to non-controlling interests in Subsidiaries to the extent deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(g)
the amount of net cost savings and operating expense reductions projected by the Company in good faith to be realized as a result of actions initiated or to be initiated or taken on or prior to the date that is 12 months after the consummation of any acquisition, amalgamation, merger or operational change or other action, plan or transaction and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and quantifiable and (y) no cost savings shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing “EBITDA” for such period; provided, further, that the adjustments pursuant to this clause (g) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of  “Consolidated Net Leverage Ratio”; provided, further, that the aggregate amount of add backs made pursuant to this clause (g) shall not exceed an amount equal to 15% of EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (g)); plus

(h)
[Reserved]; plus

(i)
the amount of any earn-out payments, contingent consideration or deferred purchase price of any kind in conjunction with acquisitions; plus

(j)
losses to the extent reimbursable by third parties in connection with any acquisition permitted hereunder, as determined in good faith by the Company; and

(2)
decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of Capital Stock of the Company (excluding Disqualified Stock), other than: (i) public offerings with respect to the Company’s common stock registered on Form S-8; (ii) issuances to any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company; and (iii) any offering of common stock issued in connection with a transaction that constitutes a Change of Control.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Existing Notes” means the Company’s (1) 6.625% Senior Notes due 2023, (2) 7.000% Senior Notes due 2025, (3) 6.125% Senior Notes due 2023 and (4) 5.375% Senior Notes due 2027, in each case issued and outstanding on the Issue Date.
“Foreign Subsidiary Holding Company” means any Restricted Subsidiary substantially all of whose assets consist of Capital Stock and/or Indebtedness of one or more CFCs.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:
(1)
the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)
statements and pronouncements of the Financial Accounting Standards Board;

(3)
such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4)
the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Hedging Obligations” means obligations under:
(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)
other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)
the principal in respect of  (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable (other than letters of credit issued in respect of trade payables);

(2)
all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3)
all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)
all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments; provided that such obligations shall not constitute Indebtedness except to the extent drawn upon or presented and not paid within 10 business days;

(5)
all guarantees by such Person of obligations of the type referred to in clauses (1) through (4); and

(6)
all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured.

The amount of Indebtedness of any Person will be deemed to be:
(A)
with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)
with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of  (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness;

(C)
with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

(D)
with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person; and

(E)
otherwise, the outstanding principal amount thereof.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the notes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or cash equivalents by the Company or a Restricted Subsidiary in respect of such Investment.
“Issue Date” means                , 2018.
“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
“Material Indebtedness” means Indebtedness (other than the notes and the Subsidiary Guarantees) of any one or more of the Company and the Subsidiary Guarantors in an aggregate principal amount exceeding $100,000,000.
“Moody’s” means Moody’s Investors Services Inc. and its successors.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Permitted Liens” means, with respect to any Person:
(1)
Liens securing Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, construction, purchase, replacement or lease of, or repairs, improvements or additions to, property, plant or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) of such Person (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 12 months after the later of such acquisition, completion of construction, purchase, replacement or lease of, repairs, improvement or additions to, such property, plant or equipment subject to the Lien;
(2)
Liens existing on the Issue Date not otherwise constituting Permitted Liens;

(3)
Liens on assets, property or shares of Capital Stock (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses);

(4)
Liens on assets or property (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) at the time such Person or any of its Subsidiaries acquires the assets or property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses);

(5)
Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person;

(6)
Liens securing Hedging Obligations;

(7)
Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the penultimate paragraph of the covenant described under “— Certain Covenants — Limitation on Liens” or in the foregoing clause (1), (2), (3) or (4); provided, however, that:

(A)
such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); and

(B)
the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of  (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under “— Certain Covenants — Limitation on Liens” or in the foregoing clause (1), (2), (3) or (4) at the time the original Lien became a Permitted Lien, plus accrued interest thereon, and (y) an amount necessary to pay any fees, commissions, discounts and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(8)
Liens incurred to secure cash management services in the ordinary course of business;

(9)
Liens securing the notes (including any additional notes);

(10)
Liens securing Indebtedness under Credit Facilities in an aggregate outstanding principal amount not to exceed the greater of  (a) $3.20 billion and (b) such amount as would not cause the Consolidated Net Secured Leverage Ratio to exceed 2.50:1.00;

(11)
Indebtedness incurred by a Securitization Special Purpose Entity pursuant to a Qualified Securitization Transaction that is without recourse to the Company or to any Restricted Subsidiary other than a Securitization Special Purpose Entity (other than Standard Securitization Undertakings) in an aggregate outstanding principal amount not to exceed the greater of $500 million and 10% of Consolidated Net Tangible Assets; and

(12)
Liens securing Indebtedness of an Unrestricted Subsidiary that becomes a Restricted Subsidiary in accordance with the Indenture; provided that such Subsidiary was an Unrestricted Subsidiary at the time such Indebtedness was originally incurred and such Indebtedness was not incurred in contemplation of such Unrestricted Subsidiary becoming a Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Qualified Securitization Transaction” means any transaction or series of transactions entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary sells, conveys, grants a security interest in or otherwise transfers to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity sells, conveys, grants a security interest in or otherwise transfers to one or more other Persons, any Securitization Assets (whether now existing or arising in the future).
“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.
“Rating Event” means the rating on the notes is lowered by either of the Rating Agencies within 60 days from the earlier of  (1) the date of the public notice of an arrangement that could result in a Change of Control and (2) the occurrence of a Change of Control (which period shall be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. and its successors.
“Sale/Leaseback Transaction” means an arrangement relating to real or tangible personal property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary sells or otherwise transfers such property to a Person and the Company or a Restricted Subsidiary thereafter rents or leases it for substantially the same purpose or purposes as the property sold or transferred from such Person.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securitization Assets” means (i) all receivables, inventory or royalty or other revenue streams transferred in connection with asset securitization transactions by the Company or any Restricted Subsidiary pursuant to documents relating to any Qualified Securitization Transaction, (ii) all rights arising under the documentation governing or related to receivables (including rights in respect of Liens securing such receivables and other credit support in respect of such receivables), any proceeds of such receivables and any lockboxes or accounts in which such proceeds are deposited, spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, any warranty, indemnity, dilution and other intercompany claim, arising out of the documents relating to such Qualified Securitization Transaction and other assets that are transferred or in respect of which security interests are granted in connection with asset securitizations involving accounts receivable, and (iii) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (i) and (ii).
“Securitization Special Purpose Entity” means a Person (including, without limitation, a Restricted Subsidiary) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities and holds no assets other than those incidental to such Qualified Securitization Transaction.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for the purpose of determining whether an Event of Default has occurred, any group of Subsidiaries that combined would be such a Significant Subsidiary.
“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by the Company or any Restricted Subsidiary (other than a Securitization Special Purpose Entity) that are customary in connection with any Qualified Securitization Transaction.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)
such Person;

(2)
such Person and one or more Subsidiaries of such Person; or

(3)
one or more Subsidiaries of such Person.

Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary of the Company that executes the Indenture on the Issue Date as a guarantor and each other Subsidiary of the Company that thereafter guarantees the notes pursuant to the terms of the Indenture.
“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb).
“Unrestricted Subsidiary” means any Subsidiary that has been designated as an “Unrestricted Subsidiary” pursuant to, and in accordance with (i) the Credit Agreement (as in effect on the Issue Date) or (ii) any amendment, modification, supplement, restatement, extension, renewal, refinancing, replacement or substitution thereof that provides the Company with similar rights to designate Subsidiaries as “unrestricted”, in each case, for so long as such Credit Agreement remains in effect and such Subsidiary is so designated thereunder. If there are Unrestricted Subsidiaries under the Indenture and such Unrestricted Subsidiaries cease to be “unrestricted subsidiaries” under any such Credit Agreement (whether by termination of such Credit Agreement, re-designation of such Subsidiary or otherwise), such Subsidiary shall automatically become a Restricted Subsidiary under the Indenture.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries (or a combination thereof).
Book-Entry, Delivery and Form
General
The notes will be issued in the form of one or more global notes in fully registered form (“global notes”), without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of  €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.
For so long as the notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by the Company and the trustee as the holder of such nominal amount of notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of notes, for which purpose the registered holder of the relevant global note shall be treated by the Company and the trustee as the holder of such nominal amount of notes in accordance with and subject to the terms of the global note and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.
Exchange of Global Notes for Certificated Notes
A global note is exchangeable for Certificated Notes if:
(1)
Euroclear and Clearstream (a) notifies the Company that it is unwilling or unable to continue as depositary or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)
the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the certificated notes; or

(3)
there has occurred and is continuing an Event of Default with respect to the global notes.

In all cases, certificated notes delivered in exchange for a global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of Euroclear and Clearstream (in accordance with its customary procedures).
Initial Settlement and Secondary Market Trading
We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, the notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Payment
Payments of any amounts owing in respect of the global notes will be made by the Company in Euros to the applicable paying agent, except in the circumstances described under “Description of the Notes — Issuance of the Notes in Euros”, in which case payment may be made in U.S. dollars. The paying agent will, in turn, make such payments to the depositary, which will distribute such payments to participants in accordance with their respective procedures.
Under the terms of the Indenture, the Company and the trustee will treat the registered holder of the global notes (i.e., Euroclear or Clearstream (or their respective nominee)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any of their respective agents has or will have any responsibility for the performance by Euroclear or Clearstream, or their respective participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.
Clearstream and Euroclear
We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined herein) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A. /N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Euroclear and Clearstream Arrangements
So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the Indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euros to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.
Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Supplemental U.S. federal income tax considerations
Prospective investors should refer to the section “U.S. federal income tax considerations” in the accompanying prospectus for a discussion of the material U.S. federal income tax consequences to a holder of the notes, except that the following disclosure supplements, and to the extent inconsistent supersedes, the discussion in the accompanying prospectus. In addition to the limitations set forth in the accompanying prospectus, the below disclosure and the disclosure in the accompanying prospectus do not discuss the tax consequences that may relevant to holders subject to the special tax accounting rules under section 451(b) of the Code.
In certain circumstances (see “Description of the Notes — Offer to Purchase Upon Change of Control Repurchase Event”), we will be required to offer to repurchase the notes at a price equal to 101% of the then outstanding principal amount of the notes, plus accrued and unpaid interest to, but not including, the date of repurchase. We intend to take the position that such circumstances are a remote possibility and therefore do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a note, as discussed in more detail in the accompanying prospectus). Our determination in this regard, while not binding on the IRS, is binding on U.S. Holders (as defined in the accompanying prospectus) unless they disclose their contrary position.

Supplemental ERISA considerations
A fiduciary of a pension plan or other employee benefit plan, including a governmental plan, an individual retirement account, or a Keogh plan, proposing to invest in the securities being offered should consider this section carefully. This general summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), and the Code as of the date of this prospectus supplement. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations, or rulings or court decisions will not significantly modify the requirements summarized in this section. Any changes may be retroactive and could apply to transactions entered into prior to the date of their enactment or release.
The fiduciary investment considerations summarized in this section generally apply to private employee benefit plans, individual retirement accounts, and plans subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The following discussion focuses on issues affecting employee benefit plans subject to ERISA, but the fiduciaries of employee benefit plans subject to similar laws should also consider these issues in general terms as well as any further issues arising under the applicable similar laws.
Before authorizing an investment in the securities, fiduciaries of employee benefit plans subject to ERISA, which we refer to as “ERISA Plans,” should consider, among other factors, (a) the fiduciary standards under ERISA, (b) whether investment in the securities satisfies the prudence and diversification requirements of ERISA, and (c) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments and under Title I of ERISA.
In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the ERISA Plan, taking into consideration (a) the risk of loss and the opportunity for gain (or other return) associated with the investment, (b) the ERISA Plan’s portfolio composition with regards to diversification, and (c) the projected return of the ERISA Plan’s total portfolio relative to the anticipated cash flow needs of the ERISA Plan. In addition, fiduciaries of ERISA Plans should determine whether the particular type of securities in which they propose to invest poses more specific concerns under ERISA. For example, a fiduciary of an ERISA Plan considering an investment in our subordinated debt securities should determine whether it holds any of our senior debt securities and how any such holdings and the exercise of rights thereunder might impact its proposed investment. We make no representation with respect to whether an investment in the securities would be a suitable investment for any ERISA Plan. It is the obligation of the fiduciaries of an ERISA Plan to consider whether an investment in the securities by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification, and other applicable standards of ERISA.
In addition to making the threshold determination that the use of the assets of an ERISA Plan to acquire the securities is consistent with the fiduciary duties imposed by ERISA, a fiduciary should also consider the potential effects of the Plan Assets Regulation (as defined below) on the acquisition of such securities. For purposes of this discussion, we refer to (a) employee benefit plans (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Title I of ERISA, (b) plans subject to Section 4975 of the Code, and (c) entities whose underlying assets include “plan assets” by reason of any such employee benefit plan or plan’s investment in the entity, as “Benefit Plan Investors”, and we refer to the assets of Benefit Plan Investors as “plan assets.”
The U.S. Department of Labor has issued a regulation that has been modified by Section 3(42) of ERISA, and which we refer to as the “Plan Assets Regulation,” with regard to whether the underlying assets of an entity in which a Benefit Plan Investor acquires an equity interest are deemed to be plan assets. Under this regulation, for purposes of ERISA and Section 4975 of the Code, when a Benefit Plan Investor acquires an equity interest in an entity, and the equity interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity issuing the equity interest, unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulation.
The Plan Assets Regulation defines an “equity interest” as any interest in an entity other than an instrument (a) that is treated as indebtedness under applicable local law, (b) which has no substantial equity features, and (c) which specifically includes a beneficial interest in a trust. Debt securities incorporating substantial equity features are generally subject to the Plan Assets Regulation to the same extent as equity interests. In addition, debt securities that are convertible into equity interests may similarly become subject to the Plan Assets Regulation at the time of their conversion. If our assets or the assets of a trust or other vehicle through which the securities are offered were deemed to be “plan assets” of investing Benefit Plan Investors, the persons providing services in connection with such assets might be considered “parties in interest” or “disqualified persons” with respect to an investing Benefit Plan Investor and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets. We refer to “parties in interest” and disqualified persons” collectively as “parties in interest.” If this were the case, and if anyone with discretionary responsibilities over the assets were affiliated with Chemours, any discretionary actions undertaken by that person regarding those assets could be deemed to be a prohibited transaction under ERISA or the Code (e.g., the use of fiduciary authority or responsibility in circumstances under which that person has interests that may conflict with the interests of the investing Benefit Plan Investor and affect the exercise of that person’s best judgment as a fiduciary).
An exception to plan asset status under the Plan Assets Regulation applies to a class of  “equity” interests that are “publicly-offered securities.” Publicly-offered securities are defined as securities that are:
•
widely held, i.e., owned by more than 100 investors independent of the issuer and of each other;

•
freely transferable; and

•
sold to a Benefit Plan Investor as part of an offering under an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

We give no assurance as to whether the securities described in this prospectus supplement may constitute an “equity interest” and, if so, whether the securities meet the criteria of  “publicly-offered securities” above.
Beyond the considerations described above, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of Benefit Plan Investors. Persons who have certain specified relationships to a Benefit Plan Investor are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code. If we or any of our affiliates are considered a party in interest or a disqualified person with respect to a Benefit Plan Investor, then the investment in our securities by the Benefit Plan Investor may give rise to a prohibited transaction. There are several ways by which we or any of our affiliates may be considered a party in interest or a disqualified person with respect to a Benefit Plan Investor. For example, if we act as a trustee or in a similar fiduciary role for the Benefit Plan Investor’s plan assets, we may be considered a party in interest or a disqualified person with respect to that Benefit Plan Investor, depending on whether the Benefit Plan Investor is an individual retirement account or another type of employee benefit plan.
The U.S. Department of Labor has issued various prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Among these class exemptions are the following:
•
PTCE 96–23, for specified transactions determined by in-house asset managers;

•
PTCE 95–60, for specified transactions involving insurance company general accounts;

•
PTCE 91–38, for specified transactions involving bank collective investment funds;

•
PTCE 90–1, for specified transactions involving insurance company separate accounts;

•
PTCE 84–14, for specified transactions determined by independent qualified professional asset managers; and

•
ERISA § 408(b)(17); Code § 4975(d)(20) — statutory exemption for certain transactions with service providers.

There also may be other statutory or administrative exemptions available depending on the particular circumstances.
The securities may not be purchased or held by any Benefit Plan Investor, or any person investing “plan assets” of any Benefit Plan Investor if that transaction would cause a prohibited transaction, unless the purchaser or holder is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) and the conditions of the exemption are satisfied or the requirements regarding insurance company general accounts are satisfied so that the securities held by the purchaser or holder do not constitute plan assets. In addition, a Benefit Plan Investor will not be eligible to purchase the securities if any entity related to us is acting as a fiduciary with respect to the purchase or is an employer or party in interest or disqualified person with respect to the Benefit Plan Investor, unless one or more of the class exemptions (or another applicable exemption) is available and the conditions of that exemption are satisfied.
Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:
•
it is not a Benefit Plan Investor and is not purchasing the securities on behalf of or with “plan assets” of any Benefit Plan Investor; or

•
it is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) with respect to the purchase or holding of securities if a Benefit Plan Investor’s acquisition of the securities would otherwise cause a non-exempt prohibited transaction.

In addition, any purchaser that is a Benefit Plan Investor or that is acquiring the securities on behalf of a Benefit Plan Investor, including any fiduciary purchasing on behalf of a Benefit Plan Investor, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that (a) neither Chemours, nor any underwriter, dealer or agent, nor any of their affiliates (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any Similar Laws) with respect to the acquisition, holding or disposition of the securities, or as a result of any exercise by the Seller of any rights in connection with the securities, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the securities and the transactions contemplated with respect to the securities, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the securities is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such securities and not a fiduciary to such purchaser.
In addition, each Benefit Plan Investor who purchases the securities, or any beneficial interest therein, including any fiduciary purchasing such securities on behalf of a Benefit Plan Investor (the “Plan Fiduciary”) will be deemed to represent that (i) none of Sellers or any other party to the transactions contemplated by this prospectus supplement or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of the securities by the Benefit Plan Investor, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (A) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the Advisers Act), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (B) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Benefit Plan Investor; (C) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (D) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (E) has, and at all times that the Benefit Plan Investor is invested in the securities will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (E) shall not be satisfied if the Plan Fiduciary is either (1) the owner or a relative of the owner of an investing individual retirement account or (2) a participant or beneficiary of the Benefit Plan Investor investing in the securities in such capacity); (ii) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan Investor of the securities; (iii) the Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Benefit Plan Investor’s acquisition of the securities; (iv) none of the Transaction Parties has exercised any authority to cause the Benefit Plan Investor to invest in the securities or to negotiate the terms of the Benefit Plan Investor’s investment in the securities; (v) no fee or other compensation is being paid directly to any of the Transaction Parties by the Benefit Plan Investor or the Plan Fiduciary for investment advice (as opposed to other services) in connection with the Benefit Plan Investor’s acquisition of the securities; and (vi) the Plan Fiduciary has been informed by the Transaction Parties: (A) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Benefit Plan Investor’s acquisition of the securities; and (B) of the existence and nature of the Transaction Parties’ financial interests in the Benefit Plan Investor’s acquisition of such securities. The above representations in this paragraph are intended to comply with the Department of Labor’s regulation, Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.
The foregoing discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Benefit Plan Investors and should not be construed as legal advice or a legal opinion. If you are the fiduciary of an ERISA plan or a plan subject to similar laws, or an insurance company that is providing investment advice or other features to an ERISA plan or a plan subject to similar laws, and you propose to invest in the securities described in this prospectus supplement with the assets of the plan, you should consult your own advisors for further guidance

Underwriting
Under the terms and subject to the conditions contained in an underwriting agreement dated             , 2018, we have agreed to sell to the underwriters named below, for whom Citigroup Global Markets Inc. is acting as representative, the following principal amounts of the notes:
Principal Amount of Notes
Citigroup Global Markets Inc.	€
J.P. Morgan Securities plc
Barclays Bank PLC
Credit Suisse Securities (USA) LLC
HSBC Securities (USA) Inc.
RBC Europe Limited
Merrill Lynch International
Deutsche Bank Securities Inc.
Mizuho International plc
TD Securities (USA) LLC
SunTrust Robinson Humphrey, Inc.
BNP Paribas
Citizens Capital Markets, Inc.
Total	€

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters of the notes may be increased or the offering of the notes may be terminated.
Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to       % of the principal amount of the notes. Any such securities dealers may resell the notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to       % of the principal amount of the notes. After the initial offering, the underwriters may change the public offering price and concession and discount to brokers or dealers. The offering of the notes by the underwriters is subject to receipt and acceptance and is subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our out of pocket expenses for this offering will be approximately $          .
The notes are a new issue of securities with no established trading market. We intend to apply to the Irish Stock Exchange for the notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market. One or more of the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.
We have agreed to indemnify the several underwriters against liabilities under the Securities Act or contribute to payments which the underwriters may be required to make in that respect.
We expect that delivery of the notes will be made to investors on or about          , 2018, which will be the    business day following the date of this prospectus supplement (such settlement being referred to as “T+      ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue

of the fact that the notes initially settle in T+      , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
Citigroup Global Markets Inc. is acting as dealer manager for the Tender Offers, for which it will receive indemnification against certain liabilities and reimbursement of expenses. Additionally, certain of the underwriters or their affiliates are holders of our existing 2023 notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the Tender Offers and/or the 2023 Euro Notes Redemption, as applicable.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services in the ordinary course of business for us and our affiliates, for which they received or will receive customary fees and expense reimbursement.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions:
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time. However, there is no assurance that the underwriters and their affiliates will undertake stabilizing transactions.
Any stabilizing transactions with respect to the notes may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of allotment of the notes. Any stabilizing transactions by the underwriters and their affiliates must be conducted in accordance with all applicable laws and rules.
The notes are being offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Recipients of this prospectus supplement are not permitted to transmit it to any other person. The notes are not being offered to the public in the United Kingdom.
Notice to Prospective Investors in the European Economic Area
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended, including by Directive 2010/73/EU, the “Prospective Directive”), as implemented in the Member States of the European Economic Area (the “EEA”).

PRIIPs Regulation / Prohibition of sales to EEA retail investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”) or (ii) a customer within the meaning of Directive 2002/92/EC, as amended (the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Validity of the notes
Morrison & Foerster LLP, New York, New York will pass upon the validity of the notes and certain other legal matters on our behalf. Cravath, Swaine & Moore LLP, New York, New York, will pass upon certain legal matters for the underwriters.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Where you can find more information
This prospectus supplement is part of a registration statement (File No. 333-217642) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.
We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.chemours.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus supplement, information on those websites is not part of this prospectus supplement.
You also can inspect reports and other information we file at the offices of The New York Stock Exchange LLC, 20 Broad Street, 17th Floor, New York, New York 10005, on which our stock is listed.
The SEC allows us to incorporate by reference the information we file with it. This means that:
•
incorporated documents are considered part of this prospectus supplement;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus supplement.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:
•
our Annual Report on Form 10-K for the year ended December 31, 2017 (including such information from the Proxy Statement filed on March 16, 2018 that is incorporated by reference in Part III of such Annual Report);

•
our Quarterly Report on Form 10-Q for the period ended March 31, 2018; and

•
our Current Reports on Form 8-K filed on February 15, 2018, February 15, 2018, March 15, 2018, April 3, 2018 and May 4, 2018, (in each case, other than information that is furnished but deemed not to have been filed).

We also incorporate by reference reports that we will file prior to the termination of the offering under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement. Our business, financial position, and results of operations may have changed since that date.
You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:
David C. Shelton
SVP, General Counsel and Corporate Secretary
The Chemours Company
1007 Market Street
Wilmington, Delaware 19899
(302) 773-1000
E-mail: david.c.shelton@chemours.com

PROSPECTUS
The Chemours Company
Debt Securities
Warrants
Preferred Stock
Common Stock

The Chemours Company from time to time may offer to sell debt securities, warrants, preferred stock and common stock. The debt securities, warrants and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock.
Our common stock is listed on the New York Stock Exchange under the symbol “CC.”
This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the specific terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.
We may use this prospectus in the initial sale of these securities on a continuous or delayed basis, at unspecified aggregate initial public offering prices.
The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

Potential purchasers of our securities should consider the information set forth in the “Risk Factors” section beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 4, 2017

i

ii

About this prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus or the registration statement in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that describe the particular securities offering and the specific terms of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, when we refer to the “applicable prospectus supplement” or the “accompanying prospectus supplement,” we mean the prospectus supplement or supplements that describe the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the accompanying prospectus supplement, or documents to which we otherwise refer you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the SEC and that is incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.
Unless the context otherwise requires, references in this prospectus to “The Chemours Company,” “Chemours,” “we,” “us,” “our” and the “Company” refer to The Chemours Company and its consolidated subsidiaries.
References in this prospectus to “$” and “dollars” are to the currency of the United States of America.

Prospectus summary
This summary section highlights selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the securities we may offer using this prospectus. To fully understand the securities we may offer, you should read carefully:
•
this prospectus, which explains the general terms of the securities we may offer;

•
the applicable prospectus supplement, which explains the specific terms of the particular securities we are offering, and which may update or change the information in this prospectus; and

•
the documents we refer to in “Where You Can Find More Information” below for information about us, including our financial statements.

The Chemours Company
The Chemours Company, a Delaware corporation, is a leading global provider of performance chemicals. We operate 26 production facilities located in 10 countries and serve more than 3,800 customers across a wide range of end markets in more than 130 countries. Our headquarters are located at 1007 Market Street, Wilmington, Delaware 19899, and our telephone number is (302) 773-1000. Our website is www.chemours.com. The information on our Internet site is not incorporated by reference into this prospectus.
The securities we may offer
We may offer any of the following securities from time to time:
•
debt securities;

•
warrants;

•
preferred stock; and

•
common stock.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes the general terms of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the offering and the specific terms of the securities being offered. The prospectus supplement may include a discussion of additional U.S. federal income tax consequences and any additional risk factors or other special considerations applicable to those particular securities.
Debt securities
Our debt securities may be either senior or subordinated obligations in right of payment. Our senior and subordinated debt securities will be issued under separate indentures, or contracts, that we have with a trustee. The particular terms of each series of debt securities will be described in the applicable prospectus supplement.
Warrants
We may offer two types of warrants:
•
warrants to purchase our debt securities; and

•
warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•
our common or preferred stock or other securities described in this prospectus;

•
any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•
one or more indices or baskets of the items described above.

For any warrants we may offer, we will describe in the applicable prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms of the warrants. We will issue warrants under warrant agreements that we will enter into with one or more warrant agents.
Preferred stock
We may offer preferred stock, par value $0.01 per share, in one or more series. For any particular series we may offer, we will describe in the applicable prospectus supplement:
•
the specific designation;

•
the aggregate number of shares offered;

•
the dividend rate and periods, or manner of calculating the dividend rate and periods, if any;

•
the par value and liquidation preference amount, if any;

•
the voting rights, if any;

•
the terms on which the series of preferred stock is convertible into shares of our common stock, preferred stock of another series, or other securities, if any;

•
the redemption terms, if any; and

•
any other specific terms of the series.

Form of securities
Unless we specify otherwise in the applicable prospectus supplement, we will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, société anonyme, Luxembourg, as identified in the applicable prospectus supplement. We will issue the securities only in registered form, without coupons. The securities issued in book-entry only form will be represented by a global security registered in the name of the specified depository, rather than notes or certificates registered in the name of each individual investor. Unless we specify otherwise in the applicable prospectus supplement, each sale of securities in book-entry form will settle in immediately available funds through the specified depository.
A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:
•
the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days; or

•
we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.

Payment currencies
All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless we specify otherwise in the applicable prospectus supplement.
Listing
We will state in the applicable prospectus supplement whether the particular securities that we are offering will be listed or quoted on a securities exchange or quotation system.

Distribution
We may offer the securities in four ways:
•
through underwriters;

•
through dealers;

•
through agents; or

•
directly to purchasers.

The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Risk factors
This section summarizes some specific risks and investment considerations with respect to an investment in our securities. This summary does not describe all of the risks and investment considerations with respect to an investment in our securities, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus, including those risks discussed under the heading “Risks Related to Our Indebtedness,” as well as those risks discussed in our subsequent filings that are incorporated by reference in this prospectus. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for the investor.
Currency risks
We may issue securities denominated in or whose principal and interest are payable in a currency other than U.S. dollars. We refer to these securities as “Non-U.S. Dollar-Denominated Securities.” If you intend to invest in any Non-U.S. Dollar-Denominated Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Non-U.S. Dollar-Denominated Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar-Denominated Securities or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.
Non-U.S. Dollar-Denominated Securities have significant risks that are not associated with a similar investment in conventional debt securities that are payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the specified currency and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.
Currency exchange rates.   Exchange rates between the U.S. dollar and other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in the Non-U.S. Dollar-Denominated Securities. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the Non-U.S. Dollar-Denominated Securities. That in turn could cause the market value of the Non-U.S. Dollar-Denominated Securities to fall.
Changes in currency exchange rates.   Except as described below, we generally will not make any adjustment in or change to the terms of the Non-U.S. Dollar-Denominated Securities for changes in the exchange rate for the specified currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting the specified currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.
Government policy.   Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a Non-U.S. Dollar-Denominated Security could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the Non-U.S. Dollar-Denominated Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.
If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar-Denominated Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.
Payments in U.S. dollars.   The terms of any Non-U.S. Dollar-Denominated Securities may provide that we may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on the Non-U.S. Dollar-Denominated Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange rate agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available.
Court judgments.   Any Non-U.S. Dollar-Denominated Securities typically will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar-Denominated Debt Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar-Denominated Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.
In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar-Denominated Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.
Other risks
Possible illiquidity of the secondary market.   We may not list our securities on any securities exchange. We cannot predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of our securities in any secondary market may be limited. Although any underwriters or agents may purchase and sell our securities in the secondary market from time to time, these underwriters or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. We cannot assure you that a secondary market for any of our securities will develop, or that if one develops, it will be maintained.
Redemption.   The terms of our securities may permit or require redemption of the securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, in the case of debt or similar securities, a holder of the redeemed securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.
Usury laws.   New York law will govern the debt securities offered by this prospectus. New York usury laws limit the amount of interest that can be charged and paid on loans, including the debt securities. Under current New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a U.S. federal or state court sitting outside New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.
Credit rating.   Our credit rating is an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit rating may affect the trading value of our securities. However, because the return on our securities generally depends upon factors in addition to our ability to pay our obligations, an improvement in this credit rating will not reduce the other investment risks, if any, related to our securities.

Holding company.   Because The Chemours Company is a holding company, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. As a result, claims of holders of our securities generally will have a junior position to claims of creditors of our subsidiaries.

Use of proceeds
We intend to use the net proceeds from the sales of the securities to provide additional funds for our operations and for other general corporate purposes.
Ratios of earnings to fixed charges
Our consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 2016 and the three months ended March 31, 2017 and 2016 are as follows:
	Three months ended		Year ended December 31,
	March 31, 2017	March 31, 2016	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	4	2	(a)	(a)	185	289	747
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	4	2	(a)	(a)	185	289	747

(a)
Due to net losses in the years ended December 31, 2016 and 2015, the ratio of earnings to fixed charges was less than 1. Our earnings were insufficient to cover fixed charges requirements by $39 million and $208 million, respectively.

We did not incur interest expense prior to May 12, 2015. As such, no material fixed charges were incurred prior to that date. We have not issued any shares of preferred stock and did not declare or pay any preferred stock dividends in the five year period ended December 31, 2016, or the three months ended March 31, 2017 and 2016.

Description of debt securities
General
We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.
The senior debt securities will constitute part of our senior debt, will be issued under our senior indenture described below, and will rank on a parity with all of our other unsecured and unsubordinated debt.
The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated indenture described below, and will be subordinated in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither the senior indenture nor the subordinated indenture will limit our ability to incur additional “senior indebtedness.”
The indentures
The senior debt securities and the subordinated debt securities each are governed by a document called an indenture, which is a contract between us and the applicable trustee. Senior debt securities will be issued under an indenture to be entered into between us and U.S. Bank National Association, as indenture trustee, that we will file on a Form 8-K or with an amendment to our registration statement in a form substantially similar to the form we have filed as an exhibit hereto (as supplemented, the “Senior Indenture”). The subordinated debt securities will be issued under a subordinated indenture that we will file on a Form 8-K or with an amendment to our registration statement (as supplemented, the “Subordinated Indenture”). The Senior Indenture and Subordinated Indenture will be substantially identical, except for:
•
the covenant described below under “— Sale or issuance of capital stock of subsidiaries,” which is included only in the Senior Indenture;

•
the provisions relating to subordination described below under “— Subordination,” which are included only in the Subordinated Indenture; and

•
the events of default described below under “— Defaults and rights of acceleration,” many of which are not included in the Subordinated Indenture.

In this prospectus, when we refer to “debt securities,” we mean both our senior debt securities and our subordinated debt securities, when we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture, and references to “Subordinated Indenture” and to the “indenture” with respect to our subordinated debt securities will also include the subordinated indenture that we will file on a Form 8-K or with an amendment to our registration statement.
The trustee under each indenture has two principal functions:
•
First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “— Collection of indebtedness.”

•
Second, the trustee performs administrative duties for us, including the delivery of interest payments and notices.

Amounts that we may issue
Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The indentures and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you.

In addition, neither indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.
This section is only a summary of the indentures and is subject to and qualified in its entirety by reference to all the provisions of the indentures. We have filed with the SEC the Senior Indenture, which is incorporated by reference in this prospectus, and we will file the Subordinated Indenture on a Form 8-K or with an amendment to our registration statement. See “Where You Can Find More Information” below for information on how to obtain copies of the indentures. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement without defining them, the terms have the meanings given to them in the indentures. You must look to the indentures for the most complete description of the information summarized in this prospectus.
Form of debt securities
Unless we specify otherwise in the applicable prospectus supplement, we will issue each debt security in global, or book-entry, form. Debt securities in book-entry form will be represented by a global security registered in the name of a depository. Accordingly, the depository will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry securities below under the heading “Registration and Settlement.”
We will issue our debt securities in fully registered form, without coupons.
Denomination of debt securities
Our debt securities may be denominated, and cash payments with respect to the debt securities may be made, in U.S. dollars or in another currency, or in a composite currency, a basket of currencies, or a currency unit or units. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will initially be denominated, and cash payments with respect to the debt securities will initially be made, in U.S. dollars, and the debt securities ordinarily will be issued in minimum denominations of  $2,000 and multiples of  $1,000 in excess of  $1,000. If any of the debt securities are denominated, or if principal, any premium, interest, and any other amounts payable on any of the debt securities is payable, in a foreign currency, or in a composite currency, a basket of currencies, or a currency unit or units, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the specified currency, composite currency, basket of currencies, or currency unit or units, may be described in the applicable prospectus supplement. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”
Different series of debt securities
We may issue our debt securities from time to time in one or more series with the same or different maturities. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.
This section of the prospectus summarizes the material terms of the debt securities that are common to all series. We will describe the financial and other specific terms of the series of debt securities being offered in the applicable prospectus supplement. The prospectus supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.

Information in the prospectus supplement
The terms of your series of debt securities as described in the applicable prospectus supplement will include the following:
•
the title and type of the debt securities;

•
the principal amount of the debt securities;

•
the minimum denominations, if other than $2,000 and multiples of  $1,000 in excess of  $1,000;

•
the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•
the person to whom interest is payable, if other than the owner of the debt securities;

•
the maturity date or dates;

•
the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•
the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

•
the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•
any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•
if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•
the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•
if the debt securities will be issued in other than book-entry form;

•
the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

•
any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•
any provisions relating to the extension or renewal of the maturity date of the debt securities;

•
whether the debt securities will be listed on any securities exchange; and

•
any other terms of the debt securities that are permitted under the applicable indenture.

Fixed-rate notes
General.   We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable prospectus supplement. We refer to these as “fixed-rate notes.” Unless we specify otherwise in the applicable prospectus supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the note is converted or exchanged.
Unless we specify otherwise in the applicable prospectus supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as specified in the applicable prospectus supplement, in arrears, on the days set forth in the applicable prospectus supplement (each such day being an “interest payment date” for a fixed-rate note) and at maturity. Each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable prospectus supplement, interest on fixed-rate notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. We will make payments on fixed-rate notes as described below under the heading “— Payment of principal, interest, and other amounts due.”
Amortizing notes.   We also may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the debt security. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The prospectus supplement for an amortizing note will include a table setting forth repayment information.
Floating-rate notes
General.   We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate may be one or more of the following:
•
the federal funds rate, in which case the debt security will be a “federal funds rate note;”

•
the London interbank offered rate, in which case the debt security will be a “LIBOR note;”

•
the euro interbank offered rate, in which case the debt security will be a “EURIBOR note;”

•
the prime rate, in which case the debt security will be a “prime rate note;”

•
the treasury rate, in which case the debt security will be a “treasury rate note;” or

•
any other interest rate formula as may be specified in the applicable prospectus supplement.

The interest rate for a floating-rate note will be determined by reference to:
•
the specified base rate based on the index maturity;

•
plus or minus the spread, if any; and/or

•
multiplied by the spread multiplier, if any.

For any floating-rate note, the “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we may specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.
A floating-rate note also may be subject to:
•
a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•
a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•
both.

In addition, the interest rate on a floating-rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of  $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of  $2,500,000 or more.
Unless we specify otherwise in the applicable prospectus supplement, each floating-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating-rate note at the annual rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Unless we specify otherwise in the applicable prospectus supplement, we will pay interest on any floating-rate note monthly, quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable prospectus supplement (each such day being an “interest payment date” for a floating-rate note) and at maturity. Unless we specify otherwise in the applicable prospectus supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be (each such period, an “interest period”). We will make payments on floating-rate notes as described below under the heading “— Payment of principal, interest, and other amounts due.”
How interest is reset.   The interest rate in effect from the date of issue to the first interest reset date for a floating-rate note will be the initial interest rate determined as described in the applicable prospectus supplement. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the applicable prospectus supplement. We refer to each date on which the interest rate for a floating-rate note will reset as an “interest reset date.”
The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset. Unless we specify otherwise in the applicable prospectus supplement, the interest determination date for an interest reset date will be:
•
for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•
for a LIBOR note, the second London Banking Day (as defined below) preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date;

•
for a EURIBOR note, the second TARGET Settlement Date (as defined below) preceding the interest reset date;

•
for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills (as described below) of the applicable index maturity would normally be auctioned; and

•
for a floating-rate note with two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date. If Treasury bills are sold at an auction that falls on a day that is an interest reset date, then the interest reset date will be the next following business day, unless we specify otherwise in the applicable prospectus supplement.
We will specify the interest reset dates in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, any interest reset date for any floating-rate note falls on a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be postponed to the next day that is a business day for the floating-rate note. However, unless we specify otherwise in the applicable prospectus supplement, in the case of a LIBOR note or a EURIBOR note, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.
Calculation of interest.   Calculations relating to floating-rate notes will be made by the calculation agent, which will be an institution that we appoint as our agent for this purpose. We will identify in the applicable prospectus supplement the calculation agent we have appointed for a particular series of debt securities as of its original issue date. We may appoint different calculation agents from time to time after the original issue date of a floating-rate note without your consent and without notifying you of the change.

Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee, and us. Notwithstanding any terms herein to the contrary, calculations relating to floating-rate notes will be made by the calculation agent in accordance with the procedures specified in the applicable indenture or supplemental indenture.
For each floating-rate note, the calculation agent will determine, on the corresponding calculation or interest determination date, the interest rate for the applicable interest period. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Unless we specify otherwise in the applicable prospectus supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless we specify otherwise in the applicable prospectus supplement, the calculation date pertaining to an interest determination date will be the earlier of:
•
the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day; or

•
the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable prospectus supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:
•
for federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•
for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable prospectus supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).
In determining the base rate that applies to a floating-rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the descriptions of the base rates below and/or in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer, or agent participating in the distribution of the relevant floating-rate notes and its affiliates, and they may include our affiliates.
At the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.
LIBOR notes.   Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars or any index currency, as specified in the applicable prospectus supplement.
The calculation agent will determine LIBOR on each interest determination date as follows:
•
If  “LIBOR Reuters” is specified in the applicable prospectus supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the relevant index currency having the index maturity described in the applicable prospectus supplement, commencing on the related interest reset date, as the rates appear on the Reuters LIBOR screen page designated in the applicable prospectus supplement as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the designated Reuters LIBOR screen page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.
If  “LIBOR Reuters” applies and fewer than two of the rates described above appear on that page or no rate appears on any page on which only one rate normally appears, then the calculation agent will determine LIBOR as follows:
•
The calculation agent will select four major banks in the London interbank market, after consultation with us. On the interest determination date, those four banks will be requested to provide their offered quotations for deposits in the relevant index currency having an index maturity specified in the applicable prospectus supplement commencing on the interest reset date and in a representative amount to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•
If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•
If fewer than two quotations are provided, the calculation agent will select, after consultation with us, three major banks in New York City, or if the relevant index currency is not U.S. dollars, the principal financial center of the country issuing the index currency. On the interest reset date, those three banks will be requested to provide their offered quotations for loans in the relevant index currency having an index maturity specified in the applicable prospectus supplement commencing on the interest reset date to leading European banks at approximately 11:00 A.M., New York time (or the time in the relevant principal financial center). The calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•
If fewer than three New York City banks (or banks in the relevant principal financial center) selected by the calculation agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the interest determination date.

“Principal financial center” means, unless we specify otherwise in the applicable prospectus supplement, the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively.
“Representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
“Reuters page” means the display on the Thomson Reuters service, or any successor or replacement service (“Reuters”), on the page or pages specified in this prospectus or the applicable prospectus supplement, or any successor or replacement page or pages on that service.
EURIBOR notes.   Each EURIBOR note will bear interest at the EURIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.
EURIBOR, for any interest determination date, will mean the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI — The Financial Markets Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the index maturity specified in the applicable prospectus supplement, as that rate appears on the display on Reuters on page EURIBOR 01, referred to as “Reuters Page EURIBOR 01,” as of 11:00 A.M., Brussels time.
The following procedures will be followed if EURIBOR cannot be determined as described above:
•
If no offered rate appears on Reuters Page EURIBOR 01 on an interest determination date at approximately 11:00 A.M., Brussels time, then the calculation agent, after consultation with us, will select four major banks in the Eurozone interbank market to provide a quotation of the rate at which deposits in euro having the index maturity specified in the applicable prospectus supplement are offered to prime banks in the Eurozone interbank market, and in a principal amount not less than the equivalent of  €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.
•
If fewer than two quotations are provided, then the calculation agent, after consultation with us, will select four major banks in the Eurozone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the interest determination date, for loans in euro to prime banks in the Eurozone interbank market for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date and in a principal amount not less than the equivalent of  €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•
If three quotations are not provided, EURIBOR for that interest determination date will be equal to EURIBOR for the immediately preceding interest period.

“Eurozone” means the region comprising member states of the European Union that adopted the euro as their single currency in accordance with the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992) and the Treaty of Amsterdam (signed in Amsterdam on October 2, 1997).
Treasury rate notes.   Each treasury rate note will bear interest at the treasury rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.
The “treasury rate” for any interest determination date will be the rate set at the auction of direct obligations of the United States, referred to as “Treasury bills,” having the index maturity described in the applicable prospectus supplement, as specified under the caption “INVEST RATE” on Reuters page USAUCTION 10 or page USAUCTION 11.
The following procedures will be followed if the treasury rate cannot be determined as described above:
•
If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•
If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills (Secondary Market).”

•
If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•
If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•
If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M.,

New York City time, on that interest determination date, of three primary U.S. government securities dealers, selected by the calculation agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.
•
If the dealers selected by the calculation agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:
Bond equivalent yield =	D × N	× 100
360-(D × M)
where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.
“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/update, or any successor site or publication.
Federal funds rate notes.   Each federal funds rate note will bear interest at the federal funds rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.
If  “Federal Funds (Effective) Rate” is specified in the applicable prospectus supplement, the federal funds rate for any interest determination date will be the rate on that date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal funds (effective)” and displayed on Reuters on page FEDFUNDS1 under the heading “EFFECT,” referred to as “Reuters Page FedFunds1.” If this rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the related calculation date, or does not appear on Reuters Page FedFunds1, the federal funds rate will be the rate on that interest determination date as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal funds (effective).” If this alternate rate is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds quoted prior to 9:00 A.M., New York City time, on the business day following that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us. If fewer than three brokers selected by the calculation agent are so quoting, the federal funds rate will be the federal funds rate in effect on that interest determination date.
If  “Federal Funds Open Rate” is specified in the applicable prospectus supplement, the federal funds rate will be the rate on that interest determination date set forth under the heading “Federal Funds” opposite the caption “Open” and displayed on Reuters on page 5, referred to as “Reuters Page 5,” or if that rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that interest determination date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us.

If  “Federal Funds Target Rate” is specified in the applicable prospectus supplement, the federal funds rate will be the rate on that interest determination date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If that rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for the applicable interest determination date will be the rate for that day appearing on Reuters on page USFFTARGET=, referred to as “Reuters Page USFFTARGET=.” If that rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us. If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate in effect on that interest determination date.
Prime rate notes.   Each prime rate note will bear interest at the prime rate, as adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.
The “prime rate” for any interest determination date will be the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank prime loan.”
The following procedures will be followed if the prime rate cannot be determined as described above:
•
If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank prime loan.”

•
If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page USPRIME1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•
If fewer than four rates appear on the Reuters page USPRIME1 for that interest determination date, by 3:00 P.M., New York City time, then the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent, after consultation with us.

•
If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters page USPRIME1” means the display designated as page “USPRIME1” on Reuters for the purpose of displaying prime rates or base lending rates of major U.S. banks.
Floating-rate/fixed-rate notes
We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. We will describe the determination of interest for any of these debt securities in the applicable prospectus supplement.
Original issue discount notes
A fixed-rate note or a floating-rate note may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may bear no interest (“zero coupon rate notes”) or may bear interest at a rate that is below market rates at the time of issuance. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note, as described in the applicable prospectus supplement. That amount normally is less than the amount payable at the maturity date. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. federal income tax considerations — Taxation of debt securities” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.
Payment of principal, interest, and other amounts due
Paying agents.   We may appoint one or more financial institutions to act as our paying agents. Unless we specify otherwise in the applicable prospectus supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the debt securities through the trustee’s office. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the applicable indenture and advise holders of debt securities of such change or appointment. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign.
Payments to holders.   We refer to each date on which interest is payable on a debt security as an “interest payment date.” Unless we specify otherwise in the applicable prospectus supplement, the provisions described in this section will apply to payments on the debt securities.
Interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date of, the debt securities. Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the debt security on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable prospectus supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity will be paid to the holder of the debt security at the close of business on the maturity date.
Record dates for payment of interest.   Unless we specify otherwise in the applicable prospectus supplement, the record date for any interest payment for a debt security in book-entry only form generally will be the business day prior to the payment date. If the debt security is in a form that is other than book-entry only, unless we specify otherwise in the applicable prospectus supplement, the regular record date for an interest payment date will be the last day of the calendar month preceding the interest payment date or the fifteenth day of the calendar month in which the interest payment date occurs, as specified in the prospectus supplement, whether or not that date is a business day.
Business day convention.   Unless we specify otherwise in the applicable prospectus supplement, if any interest payment date or the maturity date of a debt security falls on a day that is not a business day, we will make the required payment on the next business day, and no additional interest will accrue in respect of the payment made on the next business day. However, unless we specify otherwise in the applicable prospectus supplement, for LIBOR notes or EURIBOR notes, if an interest payment date falls on a date that is not a business day, and the next business day is in the next calendar month, the interest payment date will be the immediately preceding business day.
Unless we specify otherwise in the applicable prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:
•
for all debt securities, is any weekday that is not a legal holiday in New York, New York, Wilmington, Delaware, and/or any other place of payment of the debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

•
for any LIBOR note, also is a day on which commercial banks are open for business (including dealings in the index currency specified in the applicable prospectus supplement) in London, England (a “London Banking Day”);

•
for any debt security denominated in euro or any EURIBOR note, also is a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer (TARGET 2) System (“TARGET”) or any successor is operating (a “TARGET Settlement Date”); and

•
for any debt security that has a specified currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

For purposes of this determination, the “principal financial centers” are:
•
the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial centers” are New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; or

•
the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial centers” are New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

Payments due in U.S. dollars.   Unless we specify otherwise in the applicable prospectus supplement, we will follow the practices described in this subsection when we pay amounts that are due in U.S. dollars.
We will make payments on debt securities in book-entry form in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”
We will pay any interest on debt securities in certificated form on each interest payment date other than the maturity date by check mailed to holders of the debt securities on the applicable record date at the address appearing on our records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a debt security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.
Book-entry and other indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.
Payments due in other currencies.   Unless we specify otherwise in the applicable prospectus supplement, we will follow the practices described in this subsection when we pay amounts that are due in a currency other than U.S. dollars. Unless we specify otherwise in the applicable prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in certificated form.
We will make payments on Non-U.S. Dollar Denominated Debt Securities in book-entry form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”
We will pay any interest on Non-U.S. Dollar-Denominated Debt Securities in certificated form by check mailed to holders of the debt securities on the applicable record date at the address appearing on our records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a Non-U.S. Dollar-Denominated Debt Security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.

If we issue a debt security in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable prospectus supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars, if the currency in which we otherwise would be required to make the applicable payment is not available. We will identify in the applicable prospectus supplement the exchange rate agent that we have appointed for a particular debt security as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the debt security without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.
Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.
No sinking fund
Unless we specify otherwise in the applicable prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.
Redemption
The applicable prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the applicable prospectus supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Unless we specify otherwise in the applicable prospectus supplement, the redemption price will be 100% of the principal amount of the debt securities to be redeemed, plus any accrued and unpaid interest.
Unless we specify otherwise in the applicable prospectus supplement, we may exercise our right to redeem debt securities by giving notice to the trustee under the applicable indenture at least 10 business days but not more than 60 calendar days before the specified redemption date. The notice will take the form of a certificate signed by us specifying:
•
the date fixed for redemption;

•
the redemption price;

•
the CUSIP number of the debt securities to be redeemed;

•
the amount to be redeemed, if less than all of a series of debt securities is to be redeemed;

•
the place of payment for the debt securities to be redeemed; and

•
that on and after the date fixed for redemption, interest will cease to accrue on the debt securities to be redeemed.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we will deliver any notice of our election to exercise our redemption right only to that depository.
Unless we specify otherwise in the applicable prospectus supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be redeemed prior to maturity without the requisite prior approvals, if any, from applicable regulators.
Repayment
The applicable prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the applicable prospectus supplement will indicate the applicable repayment price or prices, the procedures for repayment, and the date or dates on or after which the holder can request repayment.

Unless we specify otherwise in the applicable prospectus supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be repaid prior to maturity without the requisite prior approvals, if any, from applicable regulators.
Repurchase
We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.
Unless we specify otherwise in the applicable prospectus supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be repurchased prior to maturity without the requisite prior approvals, if any, from applicable regulators.
Conversion
We may issue debt securities that are convertible into, or exercisable or exchangeable for, at either our option or the holder’s option, our preferred stock, common stock, or other debt securities. The applicable prospectus supplement will describe the terms of any conversion, exercise, or exchange features, including:
•
the periods during which conversion, exercise, or exchange, as applicable, may be elected;

•
the conversion, exercise, or exchange price payable and the number of shares or amount of our preferred stock, common stock, or other debt securities that may be issued upon conversion, exercise, or exchange, and any adjustment provisions; and

•
the procedures for electing conversion, exercise, or exchange, as applicable.

Exchange, registration and transfer
Subject to the terms of the applicable indenture, debt securities of any series in certificated form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.
Debt securities in certificated form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request with the coordination of the Company. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. We will specify in the applicable prospectus supplement the authenticating agent, registrar, and transfer agent for the debt securities issued under the respective indentures. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.
We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before those debt securities were selected for redemption, or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.
For a discussion of restrictions on the exchange, registration, and transfer of book-entry securities, see “Registration and Settlement” below.
Subordination
Our subordinated debt securities will be subordinated in right of payment to all of our “senior indebtedness.” The Subordinated Indenture will define “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that are outstanding on the date we execute the Subordinated Indenture, or will be created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, other than the debt securities issued under the Subordinated Indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.
If there is a default or event of default under any senior indebtedness that would allow acceleration of maturity of the senior indebtedness and that default or event of default is not remedied, and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives notice from us, then we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.
If any subordinated debt security is declared due and payable before the required date or upon a payment or distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, we are required to pay all principal, premium, interest, or other payments to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior indebtedness will have first rights to the amounts previously paid.
Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our senior debt securities are paid in full. For purposes of this subrogation, the subordinated debt securities will be subrogated equally and ratably with all our other indebtedness that by its terms ranks on a parity with our subordinated debt securities and is entitled to like rights of subrogation.
Unless we specify otherwise in the applicable prospectus supplement, our subordinated debt securities will not be guaranteed by us or any of our affiliates and will not be subject to any other arrangement that legally or economically enhances the ranking of our subordinated debt securities.
Limitation on mergers and sales of assets
Each indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:
•
the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under that indenture; and

•
immediately after the transaction, we (or any successor company) are not in default in the performance of any covenant or condition under that indenture.

Upon any consolidation, merger, sale, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to that indenture. As a result, the successor entity may exercise our rights and powers under the indenture.
Waiver of covenants
The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the indenture may waive compliance with some of the covenants or conditions of that indenture.
Modification of the indentures
We and the trustee may modify the applicable indenture and the rights of the holders of the debt securities with the consent of the holders of a majority of the aggregate principal amount of all series of debt securities under that indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of, or extend the time of payment of, interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of an indenture without the consent of all holders of the debt securities outstanding under that indenture.
In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities, subject to the terms of the applicable indenture.
For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable indenture, (1) the principal amount of any debt security issued with original issue discount is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.
Meetings and action by securityholders
The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the indenture will be binding on all holders of debt securities of that series.
Defaults and rights of acceleration
The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:
•
our failure to pay principal or any premium when due on any securities of that series;

•
our failure to pay interest on any securities of that series, within 30 calendar days after the interest becomes due;

•
our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach;

•
a default under the Credit Agreement (as defined therein); and

•
specified events involving our bankruptcy, insolvency, or liquidation.

The Subordinated Indenture will define an event of default only as our bankruptcy under U.S. federal bankruptcy laws.
If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the debt securities outstanding under the applicable indenture (or, in the case of an event of default under the Senior Indenture with respect to a series of senior debt securities, the holders of 25% in principal amount of the outstanding debt securities of all series affected) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all debt securities (or the debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding (or of the series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.
Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of indebtedness
If we fail to pay the principal of  (or, under the Senior Indenture, any premium on) any debt securities, or if we are over 30 calendar days late on an interest payment on the debt securities, the applicable trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.
In addition, a holder of a debt security also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on that debt security regardless of the actions taken by the trustee.
The holders of a majority in principal amount of each series of the debt securities then outstanding under an indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.
We will be required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the indentures.
Defeasance and covenant defeasance
If we so specify in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities if certain conditions are satisfied.
Full defeasance.   If there is a change in the U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:
•
We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities at their due dates;

•
There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•
We must deliver to the trustee under the indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.
Covenant defeasance.   Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for the debt securities, we must do both of the following:
•
We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•
We must deliver to the trustee under the indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Notices
We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register or by electronic delivery, as applicable. So long as a depository is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee on our behalf, if so requested, will deliver the notice only to that depository.
Governing law
The indentures and the debt securities will be governed by New York law.

Description of warrants
General
We may issue warrants that are either debt warrants or universal warrants. We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent to be designated in the applicable prospectus supplement. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
This section describes some of the general terms and provisions of the warrants. We will describe the specific terms of a series of warrants and the applicable warrant agreement in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any warrant agreements.
Description of debt warrants
Debt warrants are rights for the purchase of debt securities. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:
•
the offering price;

•
the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•
the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•
if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each security;

•
if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon exercise;

•
the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•
any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•
if applicable, a discussion of the U.S. federal income tax consequences;

•
whether the debt warrants or related securities will be listed on any securities exchange;

•
whether the debt warrants will be issued in global or certificated form;

•
the name of the warrant agent;

•
a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants; and

•
any other terms of the debt warrants which are permitted under the warrant agreement.

Description of universal warrants
Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:
•
our common or preferred stock or other securities described in this prospectus;

•
any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•
one or more indices or baskets of the items described above.

We refer to each type of property described above as “warrant property.”
We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:
•
the warrant property;

•
the cash value of the warrant property; or

•
the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

Information in the prospectus supplement
The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.
If universal warrants are offered, the applicable prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:
•
the offering price;

•
the title and aggregate number of the universal warrants;

•
the nature and amount of the warrant property that the universal warrants represent the right to buy or sell;

•
whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•
the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•
whether the exercise price of the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•
the dates on which the right to exercise the universal warrants will commence and expire;

•
if applicable, a discussion of the U.S. federal income tax consequences;

•
whether the universal warrants or underlying securities will be listed on any securities exchange;

•
whether the universal warrants will be issued in global or certificated form;

•
the name of the warrant agent;

•
a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants; and

•
any other terms of the universal warrants which are permitted under the warrant agreement.

Modification
We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.
Enforceability of rights of warrantholders; no Trust Indenture Act protection
The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms.
A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.
Each warrant agreement will be qualified as an indenture, and each warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Therefore, holders of warrants issued under a warrant agreement will have the protection of the Trust Indenture Act with respect to their warrants.
Unsecured obligations
Any warrants we issue will be our unsecured contractual obligations. Because The Chemours Company is a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under our warrants will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to The Chemours Company’s assets for payments.

Description of preferred stock
General
Under our Amended and Restated Certificate of Incorporation, we have authority to issue 15,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. We have authorized but have not issued any shares of preferred stock.
The preferred stock
General.   Any preferred stock sold under this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless we specify otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a series of preferred stock will describe the specific terms of those shares, including, where applicable:
•
the title and par value of the preferred stock;

•
the aggregate number of shares of preferred stock offered;

•
the offering price or prices of the preferred stock;

•
the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•
whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•
the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•
the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•
any redemption or sinking fund provisions;

•
whether the preferred stock will be issued in other than book-entry form;

•
whether the preferred stock will be listed on any securities exchange;

•
any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•
any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Dividends.   The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Unless we specify otherwise in the applicable prospectus supplement, whenever dividends on any non-voting preferred stock are in arrears for six quarterly dividend periods (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until the dividend arrearage is eliminated.
Voting.   The holders of our preferred stock will have no voting rights except:
•
as required by applicable law; or

•
as specifically approved by us for that particular series.

Liquidation preference.   In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Description of common stock
The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated by reference in this prospectus.
General
We are authorized to issue 810,000,000 shares of common stock, par value $0.01 per share, of which approximately 184,463,611 shares were outstanding on April 30, 2017. Our common stock trades on the New York Stock Exchange under the symbol “CC.” As of April 30, 2017, approximately 21,214,987 shares were reserved for issuance in connection with our various employee and director benefit plans, and for other purposes. After taking into account the reserved shares, there were approximately 604,321,402 authorized shares of our common stock available for issuance as of April 30, 2017.
Voting and other rights
Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulate votes for the election of directors. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters; however, the election of directors requires a plurality of votes cast. However, a merger or the sale of all or substantially all of our assets, and amendments to our Restated Articles of Incorporation relating to the required vote to approve such merger or sale, must be approved by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding voting shares.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.
Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights and is not subject to further calls or assessments by Chemours. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which those shares are converted will be, validly issued, fully paid, and nonassessable.
Computershare Shareowner Services LLC is the transfer agent and registrar for our common stock.
Dividends
Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

Registration and settlement
We will issue the securities in registered, and not bearer, form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security, warrant and share of preferred stock issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.
We refer to those persons who have securities registered in their own names, on the books that we or the trustee, warrant agent, or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry, form or in street name will be indirect owners.
Book-entry only issuance
Unless we specify otherwise in the applicable prospectus supplement, we will issue each security in global, or book-entry, form. This means that we will not issue actual notes or certificates to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.
Because securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the securities. This means that we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.
As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.
Certificates in registered form
In the future, we may cancel a global security or we may issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:
•
the depository notifies us that it is unwilling or unable to continue as depository for the global securities, or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any case we fail to appoint a successor to the depository within 60 calendar days; or

•
we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.

Street name owners
When we issue actual notes or certificates registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal holders
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special considerations for indirect owners
If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
how it handles payments on your securities and notices;

•
whether you can provide contact information to the registrar to receive copies of notices directly;

•
whether it imposes fees or charges;

•
whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

•
how it would handle a request for the holders’ consent, if required;

•
whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

•
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for global securities
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that security. A security usually will have only one depository, but it may have more.

Each series of securities will have one or more of the following as the depositories:
•
The Depository Trust Company, New York, New York, which is known as “DTC”;

•
a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•
a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•
any other clearing system or financial institution that we identify in the applicable prospectus supplement.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.
We will name the depository or depositories for your securities in the applicable prospectus supplement. If no depository is named, the depository will be DTC.
The Depository Trust Company.   The following is based on information furnished to us by DTC:
DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue. We may also issue one or more global securities that represent multiple series of debt securities.
DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of U.S. and non-U.S. equity, corporate, and municipal debt issues, and money market instruments from over 85 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc., or “FINRA.” Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.
Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to ensure timely transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the documents under which the securities are issued. For example, a beneficial owner of securities may wish to ascertain that the direct or indirect participant holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners.
None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.
We will make dividend payments or any payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.
We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.
A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.
DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Clearstream, Luxembourg and Euroclear.   Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries though established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.
Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.
The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.
Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.
Special considerations for global securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for that interest in the securities, except in the special situations described above;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Legal holders;”

•
under existing industry practices, if we or the applicable trustee request any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the applicable indenture, Euroclear or Clearstream, Luxembourg, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•
an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•
the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•
we, the trustee, any warrant agents, and any other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•
we, the trustee, any warrant agents, and any other agents do not supervise the depository in any way;

•
the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
Registration, transfer, and payment of certificated securities
If we ever issue securities in certificated form, those securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent we designate and maintain. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.
We will not be required to issue, exchange, or register the transfer of any security to be redeemed for a period of 15 calendar days before the selection of the securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any security that was selected, called, or is being called for redemption, except the unredeemed portion of any security being redeemed in part.
We will pay amounts payable on any certificated securities at the offices of the paying agents we may designate from time to time.

Description of other indebtedness
Credit facilities and notes
On May 12, 2015, Chemours entered into certain financing transactions in connection with the separation of Chemours from E. I. du Pont de Nemours and Company (“DuPont”), which occurred on July 1, 2015, and in recognition of the assets contributed to us by DuPont in anticipation of the separation. The proceeds from the financing transactions were used to fund a cash distribution to DuPont of $3.4 billion and a distribution in kind of notes with an aggregate principal amount of  $507 million.
The credit agreement (the “Credit Agreement”) provided for a seven-year senior secured term loan (the “Term Loan Facility”) in a principal amount of  $1.5 billion repayable in equal quarterly installments at a rate of one percent of the original principal amount per year, with the balance payable on the final maturity date. The Term Loan Facility was issued with a $7 million original issue discount and bears interest at a rate of LIBOR plus 3.00%, with a 0.75% LIBOR floor. The proceeds from the Term Loan Facility were used to fund a portion of the distribution to DuPont, along with related fees and expenses.
Prior to an amendment in February 2016, the Credit Agreement also provided for a five-year $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”). In February 2016, an amendment to the Revolving Credit Facility reduced the capacity to $750 million beginning in the first quarter of 2016 and amended certain covenants. On April 3, 2017, Chemours amended the Credit Agreement to provide for a new class of term loans denominated in Euros, in an aggregate principal amount of  €400 million (the “Euro Tranche”), and a new class of term loans denominated in dollars, in an aggregate principal amount of  $940 million (the “Dollar Tranche”, and, collectively with the Euro Tranche, the “New Term Loans”). The New Term Loans replaced in full the term loans outstanding under the Credit Agreement (the “Existing Term Loans”). The April 2017 amendment also modified certain provisions of the Credit Agreement, including increasing certain incurrence limits to allow further flexibility for Chemours. All other provisions, including financial covenants, remain unchanged. No incremental debt was incurred as a result of the April 2017 amendment, although the Euro Tranche will be subject to remeasurement gains or losses. The New Term Loans mature on May 12, 2022 which is the same maturity date of the Existing Term Loans. The Euro Tranche bears a variable interest rate equal to EURIBOR plus 2.25% subject to a EURIBOR floor of 0.75% and the Dollar Tranche bears a variable interest rate equal to LIBOR plus 2.50% subject to a LIBOR floor of 0.00%.
The proceeds of any loans made under the Revolving Credit Facility can be used to finance capital expenditures, acquisitions, working capital needs and for other general corporate purposes. Availability under the Revolving Credit Facility is subject to certain covenant limitations. At March 31, 2017, $123 million letters of credit were issued and outstanding under the facility.
Chemours’ obligations under the Term Loan Facility and Revolving Credit Facility (collectively, the “Senior Secured Credit Facilities”) are guaranteed on a senior secured basis by all of its material domestic subsidiaries, subject to certain agreed upon exceptions. The obligations under the Senior Secured Credit Facilities are also, subject to certain agreed upon exceptions, secured by a first priority lien on substantially all of Chemours and its material wholly-owned domestic subsidiaries’ assets, including 100% of the stock of domestic subsidiaries and 65% of the stock of certain foreign subsidiaries.
Additionally, on May 12, 2015, Chemours issued approximately $2,503 million aggregate principal of senior unsecured notes (the “Notes”) in a private placement. The 2023 notes (the “2023 Notes”) with an aggregate principal amount of  $1,350 million bear interest at a rate of 6.625% per annum and will mature on May 15, 2023 with all principal paid at maturity. The 2025 notes (the “2025 Notes”) with an aggregate principal amount of  $750 million bear interest at a rate of 7.000% per annum and will mature on May 15, 2025 with all principal paid at maturity. The 2023 euro notes (the “Euro Notes”) with an aggregate principal amount of  €360 million bear interest at a rate of 6.125% per annum and will mature on May 15, 2023 with all principal paid at maturity. Interest on the Notes is payable semi-annually in cash in arrears on May 15 and November 15 of each year, which commenced on November 15, 2015. The Notes were offered in the U.S. to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the U.S. to non-U.S. persons in reliance on Regulation S under the Securities Act. In connection with the issuance of the Notes, Chemours entered into a registration rights agreement, in which Chemours agreed to file with the SEC a registration statement for the exchange of the Notes for new registered notes with identical terms. On March 18, 2016, Chemours filed a registration statement on Form S-4 with respect to the exchange offer. The registration statement was declared effective on April 12, 2016, and the exchange offer was completed on May 19, 2016. In addition, on May 5, 2016, the Euro Notes were listed for trading on the Global Exchange Market of the Irish Stock Exchange.
Each series of Notes is or will be fully and unconditionally guaranteed, jointly and severally, by Chemours’ existing and future domestic subsidiaries that guarantee (the “Guarantors”) the Senior Secured Credit Facilities or that guarantee other indebtedness of Chemours or any guarantor in an aggregate principal amount in excess of  $75 million (the “Guarantees”).The Notes are unsecured and unsubordinated obligations of Chemours. The Guarantees are unsecured and unsubordinated obligations of the Guarantors. The Notes rank equally in right of payment to all of Chemours’ existing and future unsecured unsubordinated debt and senior in right of payment to all of Chemours’ existing and future debt that is by its terms expressly subordinated in right of payment to the Notes. The Notes are subordinated to indebtedness under the Senior Secured Credit Facilities as well as any future secured debt to the extent of the value of the assets securing such debt. Chemours’ is obligated to offer to purchase the Notes at a price of  (a) 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, with the proceeds from certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the indenture governing the Notes, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions. Chemours is permitted to redeem some or all of the 2023 Notes and Euro Notes by paying a “make-whole” premium prior to May 15, 2018, and on or after May 15, 2018 and thereafter at specified redemption prices. Chemours may redeem some or all of the 2025 Notes on or after May 15, 2020 at specified redemption prices. Chemours may also redeem some or all of the 2023 Notes and Euro Notes by means other than a redemption, including tender offer and open market repurchases.
Debt covenants
Chemours is subject to certain debt covenants that, among other things, limit Chemours and certain of Chemours’ subsidiaries to incur indebtedness, pay dividends or make other distributions, prepay, redeem or repurchase certain debt, make loans and investments, sell assets, incur liens, enter into transactions with affiliates and consolidate or merge. These covenants are subject to a number of exceptions and qualifications set forth in the respective agreements.
In April 2017, we entered into a fourth amendment to the Credit Agreement to provide for a new class of term loans described under “— Credit Facilities and Notes,” which replaced in full the term loans outstanding under the Credit Agreement.The amendment also modifies certain provisions of the Credit Agreement, including negative covenants, to allow further flexibility for Chemours.
In December 2016, we entered into a third amendment to the Credit Agreement to change certain covenants and allow the Company to enter into a sale and leaseback transaction for its corporate headquarters building located in Wilmington, Delaware. The transactions were completed in April 2017 for approximately $32 million in gross proceeds. The amendment requires us to use the net proceeds from the sale to repay a portion of the term loans.
In February 2016, we proactively pursued a second amendment to the Credit Agreement in order to ensure that we would retain adequate liquidity and sufficient cushion in the event of an unexpected, further significant decline in TiO2 pricing. The second amendment also provided further flexibility by allowing us to include, on a pro forma basis, future benefits of cost savings initiatives in the calculation of financial covenants that rely on consolidated EBITDA for an additional year, and increased the amount of the applicable cost savings benefits that could be utilized in the covenant calculation. In addition, the second amendment replaced the total net leverage ratio with the senior secured net leverage ratio and modified the minimum required levels of the interest expense coverage ratio. These changes were designed to allow us to have full access to the Revolving Credit Facility, provide flexibility to execute our transformation plan through 2017 and provide additional cushion in the event of an unexpected, further significant decline in TiO2 pricing. Furthermore, the amendment reduced the size of the Revolving Credit Facility by $250 million to $750 million. With the on-going efforts to improve working capital usage as a part of our transformation plan, we believe that $750 million of revolver access will be sufficient to meet our working capital and other cash needs over the next 12 months.
In September 2015, in connection with the Company’s transformation plan announced in August 2015, we undertook a first amendment to the Credit Agreement to allow pro forma inclusion of future benefits from cost savings initiatives in the calculation of financial covenants that rely on consolidated EBITDA beginning from the quarter ended September 30, 2015. Since the revolver availability in any quarter is determined by the cushion remaining in the financial maintenance covenants at the end of the previous quarter, this amendment increased our access to the Revolving Credit Facility.
The Credit Agreement, as amended, contains financial covenants which, solely with respect to the Revolving Credit Facility, require us not to exceed a maximum senior secured net leverage ratio of 3.50 to 1.00 each quarter through December 31, 2016, 3.00 to 1.00 through June 30, 2017 and further decreasing by 0.25 to 1.00 every subsequent six months to 2.00 to 1.00 by January 1, 2019 and thereafter. We are also required to maintain a minimum interest coverage ratio of 1.75 to 1.00 each quarter through June 30, 2017 and further increasing by 0.25 to 1.00 every subsequent six months to 3.00 to 1.00 by January 1, 2019 and thereafter. In addition, the Credit Agreement contains customary affirmative and negative covenants that, among other things, limit or restrict us and our subsidiaries’ ability, subject to certain exceptions, to incur liens, merge, consolidate or sell, transfer or lease assets, make investments, pay dividends, transact with subsidiaries and incur indebtedness. The Credit Agreement also contains customary representations and warranties and events of default. The senior secured credit facilities and the senior unsecured notes contain events of default customary for these types of financings, including cross default and cross acceleration provisions to material indebtedness of Chemours. We were in compliance with our debt covenants as of March 31, 2017.
In the event of default under the Revolving Credit Facility, our lenders under the Revolving Credit Facility can terminate their commitments thereunder, cease making further revolving loans and accelerate outstanding revolving loans. This would allow the lenders under the Revolving Credit Facility to declare the outstanding term loans to be immediately due and payable and to institute foreclosure proceedings against the collateral securing the credit facility, which could force us into bankruptcy or liquidation. Any event of default or declaration of acceleration under the Credit Agreement also may result in an event of default under the indenture governing the notes. Any such default, event of default or declaration of acceleration could materially and adversely affect our results of operations and financial condition. See “Risk Factors” for additional information.

U.S. federal income tax considerations
The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities, preferred stock and common stock that we are offering, is based upon the advice of Morrison & Foerster LLP, our tax counsel. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the debt securities, preferred stock or common stock as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities, preferred stock or common stock that we may issue. If the tax consequences associated with a particular form of debt security, preferred stock or common stock are different than those described below, they will be described in the applicable prospectus supplement.
This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities, preferred stock or common stock offered in this prospectus upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.
You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities, preferred stock or common stock offered in this prospectus that is for U.S. federal income tax purposes:
•
a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, preferred stock or common stock offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities, preferred stock or common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities, preferred stock or common stock.
Taxation of debt securities
This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the debt securities offered in this prospectus, other than the debt securities described below under “— Convertible, renewable, extendible, and other debt securities,” which will be described in the applicable prospectus supplement. This subsection is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance at the issue price, as defined below.
Consequences to U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.
Payment of interest.   Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “— Consequences to U.S. Holders — Original issue discount,” interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.
Original issue discount.   Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue, will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.
A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “— Consequences to U.S. Holders — Payment of interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.
If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “— Consequences to U.S. Holders — Election to treat all interest as original issue discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.
Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “— Consequences to U.S. Holders — Non-U.S. dollar denominated debt securities” below.
Variable rate debt securities.   In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.
Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.
Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either: (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.
In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.
If a debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each variable rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.
In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
Acquisition premium.   If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.
If a U.S. Holder purchases an OID debt security for an amount less than its adjusted issue price (as determined above) at the purchase date, any OID accruing with respect to that OID debt security will be required to be included in income and, to the extent of the difference between the purchase amount and the

OID debt security’s adjusted issue price, the OID debt security will be treated as having “market discount.” See “— Consequences to U.S. Holders — Market discount” below.
Amortizable bond premium.   If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.
A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.
If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date. In addition, special rules limit the amortization of bond premium in the case of convertible debt securities.
An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “— Consequences to U.S. Holders — Election to treat all interest as original issue discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.
A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.
Market discount.   If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.
A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.
If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.
Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “— Consequences to U.S. Holders — Election to treat all interest as original issue discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.
Election to treat all interest as original issue discount.   A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.
Debt securities that trade “flat.”   We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid an amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.
Short-term debt securities.   Some of our debt securities may be issued with maturities of one year or less from the date of issue, which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they may be required to include any stated interest in income as the interest is received. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short- term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale or retirement. In addition, a cash basis U.S. Holder that does not elect to currently include accrued discount in income will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash- basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.
A U.S. Holder using the accrual method of tax accounting and some cash basis holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.
Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, the holder of a short-term debt security may elect to include accrued “acquisition discount” with respect to the short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.
Sale, exchange, or retirement of debt securities.   Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.
Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
Reopenings.   Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt securities subject to contingencies.   Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.
If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to a note. A U.S. Holder which does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on a debt security must timely disclose and justify the use of other estimates to the IRS.
A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.
A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.
Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a note (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.
A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. A U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of  (a) the amount of all previous interest inclusions under the debt security over

(b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the 2% floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security and, in the case of a payment at maturity, should result in a capital loss. The deductibility of capital losses by a U.S. Holder is subject to limitations.
If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. U.S. Holders should consult their tax advisors as to what would be a “reasonable manner” in their particular situation.
We expect that the applicable pricing supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable pricing supplement. The comparable yield is likely to change between the date of any preliminary pricing supplement and the date of the related final pricing supplement. Therefore, the projected payment schedule included in any preliminary pricing supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary pricing supplement will be revised, and the revised table will be set forth in the final pricing supplement prepared in connection with the initial sale of the debt securities.
Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.
U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.
Non-U.S. dollar denominated debt securities.   Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).
We refer to these securities as Non-U.S. Dollar Denominated Debt Securities. In the case of payments of interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. A U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.
U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.
OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.
The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.
Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.
If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss)

will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.
Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of  (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently.
Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.
The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable prospectus supplement.
Additional Medicare tax on unearned income.   Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of  (i) “net investment income” or (ii) the excess of  “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.
Consequences to non-U.S. holders
The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisers regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.
Payments of interest.   Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:
•
a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•
a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•
the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•
the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.
Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United

States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Additional payments.   If the amount or timing of any payments on a debt security is contingent, the interest payments on the debt security may be treated as “contingent interest” under Section 871(h)(4) of the Code, in which case such interest may not be eligible for the exemption from U.S. federal income and withholding tax, as described above (other than for a holder that otherwise claims an exemption from, or reduction in, withholding under the benefit of an income tax treaty). In certain circumstances, if specified in the applicable prospectus supplement, we will pay to a Non-U.S. Holder of any debt security additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. federal withholding tax, than the amount then otherwise due and payable. See “Description of debt securities — Payment of additional amounts” above. However, because the likelihood that such payments will be made is remote, we do not believe that, because of these potential additional payments, the interest on the debt securities should be treated as contingent interest.
Sale, exchange, or retirement of debt securities.   A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.
Income effectively connected with a trade or business within the United States.   If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. holders should read the material under the heading “— Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.
Convertible, renewable, extendible, and other debt securities
Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable prospectus supplement.

Backup withholding and information reporting
In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.
In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.
In addition, payments of the proceeds from the sale of a debt security to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no reason to know or actual knowledge to the contrary.
Payment of the proceeds from a sale of a debt security to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
Taxation of common stock or preferred stock
This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the common stock or preferred stock offered in this prospectus.
Consequences to U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of our common stock or preferred stock.
Distributions on common stock or preferred stock.   Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by an individual U.S. Holder that constitute “qualified dividend income” are generally subject to tax at a maximum rate of 20% applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next subsection, generally will be eligible for the 70% dividends-received deduction.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares, such distributions will be included in income as capital gain. In addition, a corporate U.S. Holder will not be entitled to the dividends-received deduction on this portion of a distribution.
We will notify holders of our shares after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, qualified dividend income and nondividend distributions, if any.
Limitations on dividends-received deduction.   A corporate U.S. Holder may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in our common stock or preferred stock should consider the effect of:
•
Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include our common stock or preferred stock;

•
Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for common stock, at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•
Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary dividends.   A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in our common stock or preferred stock by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:
•
in the case of common stock, equals or exceeds 10% of the corporate U.S. Holder’s adjusted tax basis in the common stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•
in the case of preferred stock, equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•
exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

Corporate U.S. Holders should consult with their own tax advisors with respect to the possible application of the extraordinary dividend provisions of the Code to the ownership or disposition of common stock or preferred stock in their particular circumstances.
Sale, exchange, or other taxable disposition.   Upon the sale, exchange, or other taxable disposition of our common stock or preferred stock (other than by redemption or repurchase by us), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a nondividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of our common stock or preferred stock generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
Redemption or repurchase of common stock or preferred stock.   If we are permitted to and redeem or repurchase a U.S. Holder’s common stock or preferred stock, the redemption or repurchase generally would be a taxable event for U.S. federal income tax purposes. A U.S. Holder would be treated as if it had sold its shares if the redemption or repurchase:
•
results in a complete termination of the U.S. Holder’s stock interest in us;

•
is substantially disproportionate with respect to the U.S. Holder; or

•
is not essentially equivalent to a dividend with respect to the U.S. Holder, in each case as determined under the Code.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.
If we redeem or repurchase a U.S. Holder’s shares in a redemption or repurchase that meets one of the tests described above, the U.S. Holder generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than our stock or the stock of a successor to us) received less the U.S. Holder’s tax basis in the shares redeemed or repurchased. This gain or loss generally would be long-term capital gain or capital loss if the shares have been held for more than one year.
If a redemption or repurchase does not meet any of the tests described above, a U.S. Holder generally will be taxed on the cash and fair market value of the property received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the shares and thereafter would be treated as capital gain. If a redemption or repurchase is treated as a distribution that is taxable as a dividend, the U.S. Holder’s tax basis in the redeemed or repurchased shares would be transferred to the remaining shares of our stock that the U.S. Holder owns, if any.
Special rules apply if we redeem our common stock or preferred stock for our debt securities. We will discuss any special U.S. federal income tax considerations in the applicable prospectus supplement if we have the option to redeem our common stock or preferred stock for our debt securities.
Additional Medicare tax on unearned income.   Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of  (i) “net investment income” or (ii) the excess of  “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the preferred stock or common stock.
Consequences to Non-U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of our common stock or preferred stock.
Distributions on common stock or preferred stock.   Distributions made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and that is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.
To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or our agent, under penalties of perjury, that it is a non-United States person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), obtain and provide a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale, exchange, or other taxable disposition.   A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, or other taxable disposition of our common stock, or preferred stock, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the shares, (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (d) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of our common stock or preferred stock and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale, exchange, or other disposition of such shares.
We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if we are treated as a “United States real property holding corporation,” a Non-U.S. Holder’s sale of our common stock or preferred stock nonetheless generally will not be subject to U.S. federal income or withholding tax, provided that (a) our stock owned is of a class that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) the selling Non-U.S. Holder held, actually or constructively, 5% or less of our outstanding stock of that class at all times during the five-year period ending on the date of disposition.
To the extent we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of stock and the non-U.S. Holder was not eligible for any treaty exemption, any gain on the sale of our common stock or preferred stock would be treated as effectively connected with a trade or business within the United States, the treatment of which is described below, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
We believe that we are not currently, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.
Income effectively connected with a trade or business within the United States.   If a Non-U.S. Holder of our common stock or preferred stock is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized on the sale, exchange, or other disposition of the shares, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “— Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock or preferred stock. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.
Backup withholding and information reporting
In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of dividends on our common stock or preferred stock. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of common stock or preferred stock. Additionally, backup withholding generally will apply to any dividend payment and to proceeds received on a sale or exchange if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income.
In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, as described above, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied.
In addition, payments of the proceeds from the sale of our common stock or preferred stock to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no reason to know or actual knowledge to the contrary.

Payment of the proceeds from a sale of our common stock or preferred stock to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
Convertible preferred stock and other equity securities
Special U.S. federal income tax rules are applicable to certain other of our equity securities, including preferred stock convertible into or exercisable or exchangeable for our common stock or other securities. The material U.S. federal income tax considerations with respect to these securities will be discussed in the applicable pricing supplement. Investors should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these securities.
Taxation of warrants
The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of warrants offered in this prospectus, including any tax considerations relating to the specific terms of the warrants. Investors considering the purchase of warrants we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the warrants.
Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants we are offering in light of their investment or tax circumstances.
Reportable transactions
Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
The Treasury and the IRS have announced that withholding on payments of gross proceeds from a sale or redemption of the debt securities will only apply to payments made after December 31, 2018. If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities, preferred stock or common stock.

Plan of distribution
We may sell the securities offered under this prospectus:
•
through underwriters;

•
through dealers;

•
through agents; or

•
directly to purchasers.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:
•
the names of any underwriters, dealers, or agents;

•
the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•
any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•
any discounts, commissions, or fees allowed or paid to dealers or agents; and

•
any securities exchange on which the offered securities may be listed.

Distribution through underwriters
We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Distribution through dealers
We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
Distribution through agents
We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct sales
We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, as amended (the “Securities Act”), for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.
General information
Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.
We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.
In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.
Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.
Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.
The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.
Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

ERISA considerations
A fiduciary of a pension plan or other employee benefit plan, including a governmental plan, an individual retirement account, or a Keogh plan, proposing to invest in the securities being offered should consider this section carefully. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), and the Code as of the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations, or rulings or court decisions will not significantly modify the requirements summarized in this section. Any changes may be retroactive and could apply to transactions entered into prior to the date of their enactment or release.
The fiduciary investment considerations summarized in this section generally apply to private employee benefit plans, individual retirement accounts, and plans subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The following discussion focuses on issues affecting employee benefit plans subject to ERISA, but the fiduciaries of employee benefit plans subject to similar laws should also consider these issues in general terms as well as any further issues arising under the applicable similar laws.
Before authorizing an investment in the securities, fiduciaries of employee benefit plans subject to ERISA, which we refer to as “ERISA Plans,” should consider, among other factors, (a) the fiduciary standards under ERISA, (b) whether investment in the securities satisfies the prudence and diversification requirements of ERISA, and (c) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments and under Title I of ERISA.
In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the ERISA Plan, taking into consideration (a) the risk of loss and the opportunity for gain (or other return) associated with the investment, (b) the ERISA Plan’s portfolio composition with regards to diversification, and (c) the projected return of the ERISA Plan’s total portfolio relative to the anticipated cash flow needs of the ERISA Plan. In addition, fiduciaries of ERISA Plans should determine whether the particular type of securities in which they propose to invest poses more specific concerns under ERISA. For example, a fiduciary of an ERISA Plan considering an investment in our subordinated debt securities should determine whether it holds any of our senior debt securities and how any such holdings and the exercise of rights thereunder might impact its proposed investment. We make no representation with respect to whether an investment in the securities would be a suitable investment for any ERISA Plan. It is the obligation of the fiduciaries of an ERISA Plan to consider whether an investment in the securities by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification, and other applicable standards of ERISA.
In addition to making the threshold determination that the use of the assets of an ERISA Plan to acquire the securities is consistent with the fiduciary duties imposed by ERISA, a fiduciary should also consider the potential effects of the Plan Assets Regulation (as defined below) on the acquisition of such securities. For purposes of this discussion, we refer to ERISA Plans, together with individual retirement accounts or other plans that are not subject to ERISA but are subject to Section 4975 of the Code, as “Covered Plans,” and we refer to the assets of Covered Plans as “plan assets.”
The U.S. Department of Labor has issued a regulation that has been modified by Section 3(42) of ERISA, and which we refer to as the “Plan Assets Regulation,” with regard to whether the underlying assets of an entity in which a Covered Plan acquires an equity interest are deemed to be plan assets. Under this regulation, for purposes of ERISA and Section 4975 of the Code, when a Covered Plan acquires an equity interest in an entity, and the equity interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Covered

Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity issuing the equity interest, unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulation.
The Plan Assets Regulation defines an “equity interest” as any interest in an entity other than an instrument (a) that is treated as indebtedness under applicable local law, (b) which has no substantial equity features, and (c) which specifically includes a beneficial interest in a trust. Debt securities incorporating substantial equity features are generally subject to the Plan Assets Regulation to the same extent as equity interests. In addition, debt securities that are convertible into equity interests may similarly become subject to the Plan Assets Regulation at the time of their conversion. If our assets or the assets of a trust or other vehicle through which the securities are offered were deemed to be “plan assets” of investing Covered Plans, the persons providing services in connection with such assets might be considered “parties in interest” or “disqualified persons” with respect to an investing Covered Plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets. If this were the case, and if anyone with discretionary responsibilities over the assets were affiliated with Chemours, any discretionary actions undertaken by that person regarding those assets could be deemed to be a prohibited transaction under ERISA or the Code (e.g., the use of fiduciary authority or responsibility in circumstances under which that person has interests that may conflict with the interests of the investing Covered Plan and affect the exercise of that person’s best judgment as a fiduciary).
An exception to plan asset status under the Plan Assets Regulation applies to a class of  “equity” interests that are “publicly-offered securities.” Publicly-offered securities are defined as securities that are:
•
widely held, i.e., owned by more than 100 investors independent of the issuer and of each other;

•
freely transferable; and

•
sold to a Covered Plan as part of an offering under an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

We will specify in the applicable prospectus supplement for an offering of securities if the underwriters in that offering expect that an investment in the securities may constitute an “equity interest” and, if so, whether the securities meet the criteria of  “publicly-offered securities” above. However, we can give no assurance in that regard.
Beyond the considerations described above, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of Covered Plans. Persons who have certain specified relationships to a Covered Plan are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code. If we or any of our affiliates are considered a party in interest or a disqualified person with respect to a Covered Plan, then the investment in our securities by the Covered Plan may give rise to a prohibited transaction. There are several ways by which we or any of our affiliates may be considered a party in interest or a disqualified person with respect to a Covered Plan. For example, if we act as a trustee or in a similar fiduciary role for the Covered Plan’s plan assets, we may be considered a party in interest or a disqualified person with respect to that Covered Plan, depending on whether the Covered Plan is an individual retirement account or another type of employee benefit plan.
The U.S. Department of Labor has issued various prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Among these class exemptions are the following:
•
PTCE 96–23, for specified transactions determined by in-house asset managers;

•
PTCE 95–60, for specified transactions involving insurance company general accounts;

•
PTCE 91–38, for specified transactions involving bank collective investment funds;

•
PTCE 90–1, for specified transactions involving insurance company separate accounts;

•
PTCE 84–14, for specified transactions determined by independent qualified professional asset managers; and

•
ERISA § 408(b)(17); Code § 4975(d)(20)—statutory exemption for certain transactions with service providers.

There also may be other statutory or administrative exemptions available depending on the particular circumstances.
The securities may not be purchased or held by any Covered Plan, any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Plan Asset Entity”), or any person investing “plan assets” of any Covered Plan if that transaction would cause a prohibited transaction, unless the purchaser or holder is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) and the conditions of the exemption are satisfied or the requirements regarding insurance company general accounts are satisfied so that the securities held by the purchaser or holder do not constitute plan assets. In addition, neither a Covered Plan nor a Plan Asset Entity will be eligible to purchase the securities if any entity related to us is acting as a fiduciary with respect to the purchase or is an employer or party in interest or disqualified person with respect to the Covered Plan or Plan Asset Entity, unless one or more of the class exemptions (or another applicable exemption) is available and the conditions of that exemption are satisfied.
Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:
•
it is not a Covered Plan or a Plan Asset Entity and is not purchasing the securities on behalf of or with “plan assets” of any Covered Plans; or

•
it is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) with respect to the purchase or holding of securities if a Covered Plan’s acquisition of the securities would otherwise cause a non-exempt prohibited transaction.

In addition, any purchaser that is a Covered Plan or that is acquiring the securities on behalf of a Covered Plan, including any fiduciary purchasing on behalf of a Covered Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that (a) neither Chemours, nor any underwriter, dealer or agent, nor any of their affiliates (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any Similar Laws) with respect to the acquisition, holding or disposition of the securities, or as a result of any exercise by the Seller of any rights in connection with the securities, (b) no advice provided by the Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the securities and the transactions contemplated with respect to the securities, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the securities is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such securities and not a fiduciary to such purchaser.
This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Covered Plans and should not be construed as legal advice or a legal opinion. If you are the fiduciary of an ERISA plan or a plan subject to similar laws, or an insurance company that is providing investment advice or other features to an ERISA plan or a plan subject to similar laws, and you propose to invest in the securities described in this prospectus with the assets of the plan, you should consult your own advisors for further guidance.

Where you can find more information
We have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.
We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.chemours.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.
You also can inspect reports and other information we file at the offices of The New York Stock Exchange LLC, 20 Broad Street, 17th Floor, New York, New York 10005, on which our stock is listed.
The SEC allows us to incorporate by reference the information we file with it. This means that:
•
incorporated documents are considered part of this prospectus;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:
•
our Annual Report on Form 10-K for the year ended December 31, 2016;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•
our Current Reports on Form 8-K filed on February 13, 2017, April 3, 2017 and May 1, 2017; and

•
the description of our common stock which is contained in our Information Statement filed as Exhibit 99.1 to the Registration Statement on Form 10 dated June 5, 2015 including any amendment or report filed for purposes of updating such description.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, but not any information that we may furnish but that is not deemed to be filed.
You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.
You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:
David C. Shelton
SVP, General Counsel and Corporate Secretary
The Chemours Company
1007 Market Street
Wilmington, Delaware 19899
(302) 773-1000
E-mail: david.c.shelton@chemours.com

Forward-looking statements
This prospectus contains “forward-looking statements,” within the meaning of the federal securities law, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and in the section titled, “Risk Factors.”
Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Chemours’ control. Important factors that may materially affect such forward-looking statements and projections include:
•
Fluctuations in energy and raw material prices;

•
Failure to develop and market new products and optimally manage product life cycles;

•
Our substantial indebtedness and availability of borrowing facilities, including access to our revolving credit facilities;

•
Uncertainty regarding the availability of additional financing in the future, and the terms of such financing;

•
Negative rating agency actions;

•
Significant litigation and environmental matters, including indemnifications we were required to assume;

•
Failure to appropriately manage process safety and product stewardship issues;

•
Changes in laws and regulations or political conditions;

•
Global economic and capital markets conditions, such as inflation, interest and currency exchange rates, and commodity prices, as well as regulatory requirements;

•
Currency related risks;

•
Business or supply disruptions and security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters;

•
Ability to protect, defend and enforce Chemours’ intellectual property rights;

•
Increased competition and increasing consolidation of our core customers;

•
Changes in relationships with our significant customers and suppliers;

•
Significant or unanticipated expenses, including but not limited to litigation or legal settlement expenses;

•
Our ability to predict, identify and interpret changes in consumer preference and demand;

•
Our ability to realize the expected benefits of the separation;

•
Our ability to complete proposed divestitures or acquisitions and our ability to realize the expected benefits of acquisitions if they are completed;

•
Our ability to deliver cost savings as anticipated, whether or not on the timelines proposed;

•
Our ability to pay a dividend and the amount of any such dividend declared; and

•
Disruptions in our information technology networks and systems.

Additionally, there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on our business. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Legal matters
The legality of the securities being registered will be passed upon for The Chemours Company by Morrison & Foerster LLP, New York, New York. Certain U.S. federal income tax matters will be passed upon for The Chemours Company by Morrison & Foerster LLP, New York, New York, special tax counsel to The Chemours Company. The underwriters or agents will be represented by their own legal counsel.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Chemours Company
€                     % Senior Notes due 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Citigroup	J.P. Morgan	Barclays
Credit Suisse	HSBC	RBC Capital Markets
BofA Merrill Lynch	Deutsche Bank Securities

Senior Co-Managers
Mizuho Securities	TD Securities

Co-Managers
SunTrust Robinson Humphrey
BNP PARIBAS
Citizens Capital Markets
                     , 2018